UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Amendment No. 1)

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CAMBER ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAMBER ENERGY, INC.

404 Broadway, Suite 425

San Antonio, Texas 78209

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held January , 2018

Dear Stockholders:

Camber Energy, Inc. (formerly known as Lucas Energy, Inc.) (“we”, “us” or the “Company”) cordially invites you to attend our 2018 annual meeting of stockholders. The meeting will be held on                    , January , 2018, at : .m. (San Antonio time), at                    .. At the meeting we will be considering and voting on the following matters:

1.       Electing three directors to the Company’s Board of Directors (the “Board”), each to serve a term of one year;

2.       Amending the Company’s Articles of Incorporation (as amended, the “Articles”) to increase the number of our authorized shares of common stock from 200,000,000 to 500,000,000.

3.       To authorize the Board to effect a reverse stock split of our outstanding common stock in a ratio of between one-for-ten and one-for-fifty, in their sole discretion, without further stockholder approval, by amending the Company’s Articles of Incorporation, at any time prior to the earlier of (a) the one year anniversary of this annual meeting; and (b) the date of our 2019 annual meeting of stockholders, provided that all fractional shares as a result of the split shall be automatically rounded up to the next whole share.

4.       To approve the issuance of such number of shares of common stock exceeding 19.99% of our outstanding common stock, issuable upon conversion of the 1,684 shares of Series C Redeemable Convertible Preferred Stock (“Series C Preferred Stock”), including shares issuable for dividends and conversion premiums thereon sold and agreed to be sold, pursuant to that certain Stock Purchase Agreement entered into with an institutional investor on October 5, 2017, and to approve the terms of such October 2017 Stock Purchase Agreement;

5.       Ratifying the appointment of GBH CPAs, PC as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018;

6.       To approve the issuance of 120,000 shares of common stock to our former CEO as part of a Severance Agreement and Release;

7.       To consider and vote upon a proposal to consider and vote on any proposal to authorize our Board, in its discretion, to adjourn the annual meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting; and

8.       Transacting any other business as may properly come before the meeting.

Stockholders who owned our common stock, Series B Redeemable Convertible Preferred Stock (“Series B Preferred Stock”) and Series C Preferred Stock at the close of business on November , 2017 (the “Record Date”), may attend and vote at the meeting, provided that the Series C Preferred Stock holders have no voting rights on the proposals above. A stockholders list will be available at our offices at 404 Broadway, Suite 425, San Antonio, Texas 77067 for a period of ten days prior to the meeting. We hope that you will be able to attend the meeting in person.

Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. See “How do I cast my vote?” in the proxy statement for more details.

We look forward to seeing you at the meeting.

By order of the Board of Directors,

/s/ Richard N. Azar, II

Richard N. Azar, II
Interim Chief Executive Officer and Director

San Antonio, Texas

November    , 2017

CAMBER ENERGY, INC.

404 Broadway, Suite 425

San Antonio, Texas 77067

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board is soliciting proxies for the 2018 annual meeting of stockholders to be held on                    , January     , 2018 at  :       .m. (San Antonio time), at                    and at any adjournments or postponements of the meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Company will pay the costs of soliciting proxies from stockholders. Our directors, officers and regular employees may solicit proxies on behalf of the Company, without additional compensation, personally or by telephone.

QUESTIONS AND ANSWERS

Q:	Who can vote at the meeting?
A:	The Board set November , 2017 as the record date for the meeting. You can attend and vote at the meeting if you were a holder of our common stock, Series B Preferred Stock and Series C Preferred Stock at the close of business on the record date, provided that the Series C Preferred Stock holders have no voting rights on the proposals above. On the record date there were shares of common stock, shares of Series B Preferred Stock and shares of Series C Preferred Stock issued and outstanding, voting in aggregate total voting shares at the meeting.

Q:	What proposals will be voted on at the meeting?
A:	Seven proposals are scheduled to be voted upon at the meeting:

●	The election of directors;

●	The amendment to the Articles to increase in the number of our authorized shares of common stock from 200,000,000 to 500,000,000;

●	To authorize the Board to effect a reverse stock split of our outstanding common stock in a ratio of between one-for-ten and one-for-fifty, in their sole discretion, without further stockholder approval, by amending the Company’s Articles of Incorporation;

●	To approve the issuance of such number of shares of common stock exceeding 19.99% of our outstanding common stock, issuable upon conversion of the 1,684 shares of Series C Preferred Stock agreed to be sold in October 2017;

●	To approve the issuance of 120,000 shares of common stock to our former CEO as part of a Severance Agreement and Release;

●	The ratification of the appointment of GBH CPAs, PC as our independent registered public accounting firm for the fiscal year ending March 31, 2018; and

●	To consider and vote upon a proposal to consider and vote on any proposal to authorize our Board, in its discretion, to adjourn the annual meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:	Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about November , 2017 we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners. All stockholders will have the ability, beginning on or about November , 2017, to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?
A:	No. The Notice of Internet Availability of Proxy Materials identifies the items to be voted on at the meeting, but you cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to vote via the Internet, by telephone or by requesting and returning a paper proxy card, or by submitting a ballot in person at the meeting.

Q:	How can I get electronic access to the proxy materials?
A:	The Notice of Internet Availability of Proxy Materials will provide you with instructions regarding how to:

●	View our proxy materials for the meeting on the Internet; and

●	Instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	How do I cast my vote?

A:	For stockholders whose shares are registered in their own names, as an alternative to voting in person at the meeting, you may vote via the Internet, by fax, by telephone or, for those stockholders who request a paper proxy card in the mail, by mailing a completed proxy card. The Notice of Internet Availability of Proxy Materials provides information on how to vote via the Internet, fax or by telephone or request a paper proxy card and vote by mail. Those stockholders who request a paper proxy card and elect to vote by mail should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as recommended by our Board on all matters, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any postponement or adjournment of the meeting.

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet, via fax or over the telephone. If Internet, fax or telephone voting is unavailable from your broker, bank or other nominee, please request a paper copy of the proxy and complete and return the voting instruction card in the addressed, postage paid envelope provided.

In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of independent auditors, but not the election of directors, the approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, the approval of the Amendment to affect a reverse stock split, the approval of the issuance of shares of common stock upon conversion of certain outstanding shares of Series Preferred Stock, and the approval to adjourn the meeting (collectively, the “non-routine matters”). Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for these non-routine matters unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on these matters promptly. See “Vote Required” following each proposal for further information.

If you hold shares through a broker, bank or other nominee and wish to be able to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting.

Q:	Can I revoke or change my proxy?

A:	Yes. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date, by voting again via the Internet, fax or by telephone, or by delivering written notice of revocation of your proxy to our Secretary at our principal executive offices before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting in person, although attendance at the meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a broker, bank or other nominee, you must contact that nominee to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the meeting if you obtain a legal proxy as described above.

Q:	How does the Board recommend I vote on the proposals?

A:

The Board recommends you vote “FOR” each of the nominees to our Board, “FOR” the amendment to the Articles to increase the number of our authorized shares of common stock, “FOR” the authority to affect the reverse stock split, “FOR” the approval of the issuance of shares of common stock upon conversion of the Series C Preferred Stock and approval of the transactions contemplated by the October 2017 Stock Purchase Agreement, “FOR” approval of the issuance of 120,000 shares of common stock to our former CEO as part of a Severance Agreement and Release, “FOR” the ratification of the appointment of GBH CPAs, PC as our independent registered public accounting firm for the fiscal year ending March 31, 2018 and “FOR” the approval to adjourn the meeting to a later date, as described above.

Q:	Who will count the vote?

A:	The inspector of election will count the vote.

Q:	What is a “quorum?”
A:	A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is 33% of the outstanding voting shares as of the record date, present in person or represented by proxy. Your shares will be counted for purposes of determining if there is a quorum if you are present and vote in person at the meeting; or have voted on the Internet, by fax, by telephone or by properly submitting a proxy card or voting instruction card by mail. Abstentions and broker non-votes also count toward the quorum. An abstention will have the same practical effect as a vote against the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, the approval for the reverse stock split, the approval of the issuance of shares of common stock upon conversion of the Series C Preferred Stock and approval of the transactions contemplated by the October 2017 Purchase Agreement, the ratification of the appointment of our independent registered public accounting firm and the proposal to approve the adjournment of the meeting if necessary. “Broker non-votes” occur when brokers, banks or other nominees that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners prior to the meeting and do not have discretionary voting authority to vote those shares.

Q:	What vote is required to approve each item?

A:	The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1 — Election of directors.	The three nominees for election as directors at the annual meeting who receive the greatest number of “FOR” votes cast by the stockholders, a plurality, will be elected as our directors.
Proposal 2 — Approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock.	To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares outstanding, and entitled to vote.
Proposal 3 – Approval of authority for our Board to affect a reverse stock split of our outstanding common stock in a ratio of between one-for-ten and one-for-fifty, in their sole discretion, without further stockholder approval.	To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares outstanding, and entitled to vote.
Proposal 4 – Approval of the issuance of such number of shares of common stock exceeding 19.99% of our outstanding common stock, issuable upon conversion of the 1,684 shares of Series C Preferred Stock, including shares issuable for dividends and conversion premiums thereon, sold and agreed to be sold pursuant to the October 2017 Purchase Agreement and to approve the terms of such October 2017 Purchase Agreement.

To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote.

Proposal 5 – Approval the issuance of 120,000 shares of common stock to our former CEO as part of a Severance Agreement and Release

To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote.

Proposal 6 – Ratification of appointment of independent registered public accounting firm.

To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote.

Proposal 7 –Approval to adjourn the annual meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting.	To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of shares represented at the meeting, in person or by proxy, and entitled to vote.

Q:	What does it mean if I get more than one Notice of Internet Availability of Proxy Materials?

A:	Your shares are probably registered in more than one account. Please provide voting instructions for all Notices of Internet Availability of Proxy Materials, proxy and voting instruction cards you receive.

Q:	How many votes can I cast?

A:	Holders of our common stock receive one vote for each share of common stock which they hold as of the Record Date and holders of our Series B Preferred Stock receive 7.1428571 votes for each share of Series B Preferred Stock which they hold.

Q:	Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in a current report on Form 8-K to be filed by us with the SEC within four business days of the meeting.

Proposal 1

ELECTION OF DIRECTORS

At the meeting, three directors are to be elected. Each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. After identifying the members of our Board who are up for re-election in 2018 and reviewing the criteria that the Nominating and Governance Committee uses when evaluating director nominees, the Board nominated the three directors for election at the meeting based on the recommendation of the Nominating and Governance Committee.

In considering individual director nominees and Board committee appointments, our Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and Board committees and to identify individuals who can effectively assist the Company in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Nominating and Governance Committee considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute any greater weight to one attribute. Moreover, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Nominating and Governance Committee takes into account. In evaluating prospective candidates, the Nominating and Governance Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills, and whether such individual is willing and able to commit the time necessary for Board and Board committee service.

While there are no specific minimum requirements that the Nominating and Governance Committee believes must be met by a prospective director nominee, the Nominating and Governance Committee does believe that director nominees should possess personal and professional integrity, have good business judgment, have relevant experience and skills, and be willing and able to commit the necessary time for Board and Board committee service. Furthermore, the Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and our industry.

Nominees

The following table and accompanying descriptions indicate the name of each director nominee, including their age, principal occupation or employment, and the year in which each person first became an officer or director.

Name	Position	Date First Elected/Appointed as Director	Age
Richard N. Azar II	Interim Chief Executive Officer and Director	August 26, 2016	70
Robert Schleizer	Chief Financial Officer and Director	October 6, 2017	63
Donnie B. Seay	Director	October 6, 2017	76

Directors

RICHARD N. AZAR II, Interim Chief Executive Officer and Director

Mr. Azar served as Chairman of the Board from August 2016 to May 2017, and has continued to serve as a member of the Board of Directors after he stepped down as Chairman. Since June 28, 2017, Mr. Azar has served as Secretary of the Company. On June 2, 2017, Mr. Richard N. Azar II was appointed as Interim Chief Executive Officer of the Company. Mr. Azar is an executive within the oil and gas industry with more than 30 years’ experience in the oil and gas exploration and production sector.  Mr. Azar serves as President/Co-Founder of San Antonio-based Brittany Energy, LLC and Sezar Energy, LP, independent oil and gas exploration and production companies. In addition, he was a director with Petroflow Energy, Ltd./TexOakPetro Holdings, LLC., a private oil and gas company with operations in the Hunton dewatering resource play in Oklahoma.  Since 1982, Mr. Azar’s companies have explored for, produced and operated over 1,000 wells in Central, South and West Texas and Central Oklahoma, including the development of the Hunton Dewatering Resource play in central Oklahoma.

Mr. Azar co-founded San Antonio Gas & Oil (SAGO), which in 1985 acquired Altex Resources, Inc., a leading oil and gas exploration company. Over the last 20 years, Mr. Azar has been instrumental in developing a Hunton Dewatering Resource play in central Oklahoma through his ownership/partnership in Altex Resources, Inc. Altex Resources was sold to a Canadian Energy Trust in March 2006. Mr. Azar remains active in the exploration of the Hunton Resource play. He currently serves as a Trustee for the San Antonio-based Texas Biomed Research Institute, has been on the Board of the Southwest Blood and Tissue Center, and has actively participated in many philanthropic endeavors.

Mr. Azar received a Bachelor of Business Administration degree from the University of Texas at Austin with distinguished military graduate honors.

Director Qualifications:

Mr. Azar has extensive experience in the oil and natural gas industry and the business world in general. He also has extensive practical knowledge of doing business in Texas and the United States. In addition, we believe Mr. Azar demonstrates personal and professional integrity, ability, judgment, and effectiveness in serving the long-term interests of the Company’s stockholders. As such, we believe that Mr. Azar is qualified to serve as a director.

ROBERT SCHLEIZER, CHIEF FINANCIAL OFFICER AND DIRECTOR

Mr. Schleizer, has over 30 years of financial and operational experience serving private and public companies in financial and organization restructuring, crisis management, acquisitions and divestitures, and equity and debt financings across multiple industries. He is a co-founder of BlackBriar Advisors, LLC, a business renewal and acceleration firm, where he has served as Managing Partner since 2013. Prior to BlackBriar, Mr. Schleizer served as Chief Financial Officer and Director for Xponential, Inc., a public holding company that owned 34 specialty finance and retail stores, from 2001 to 2013, and as a Managing Director for BBK, an international financial advisory, where he provided restructuring and refinancing financial advisory services. Mr. Schleizer holds a Bachelor of Science in Accounting from Arizona State University and is a Certified Insolvency Restructuring Advisor (CIRA) and Certified Turnaround Professional.

Director Qualifications:

Mr. Schleizer has served as a director of many companies including oil and gas companies in the past and his financial expertise makes him an asset to the Company and qualified to serve as director of the Company.

DONNIE B. SEAY, DIRECTOR

Mr. Seay has been a self-employed investor over the last five years. Mr. Seay, is a 60 year veteran of the oil and gas industry and a former partner of Altex Resources, which developed the Hunton Limestone Play and drilled the first horizontal well there in southeast Oklahoma. Mr. Seay is also a former president of Guaranty State Bank and the founder and Chairman of the Board of Citizens Bank, both of New Braunfels, Texas.

Director Qualifications:

 Mr. Seay’s thirty plus years in the oil and gas, his prior experience as a banker, as well as his experience with financial statements, brings tremendous experience to the Board, which we feel assists the Company and qualifies him to serve as a director.

Family Relationships

There are no family relationships among our directors or executive officers.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Pursuant to the December 30, 2015 Asset Purchase Agreement, the sellers of the property purchased by the Company in connection therewith had the right to appoint three members to the Board at the closing of the acquisition and exercised such right by requesting the appointment of Messrs. Richard N. Azar II, Alan Dreeben and Robert D. Tips to the Board (provided that Mr. Dreeben and Mr. Tips resigned from the Board effective October 6, 2017, which persons were appointed as members of the Board by the Board, pursuant to the power provided to the Board by the Bylaws of the Company, on August 26, 2016.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Information Concerning the Board and its Committees

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We have historically compensated our directors for service on the Board and committees thereof through the issuance of shares of common stock, stock options and cash compensation for meeting fees. Additionally, we reimburse directors for expenses incurred by them in connection with the attendance at meetings of the Board and any committee thereof (as described below). The Board appoints annually the executive officers of the Company and the executive officers serve at the discretion of the Board.

Executive Sessions of the Board

The independent members of the Board of the Company meet in executive session (with no management directors or management present) from time to time, but at least once annually. The executive sessions include whatever topics the independent directors deem appropriate.

Risk Oversight

The Board exercises direct oversight of strategic risks to the Company. The Audit Committee reviews and assesses the Company’s processes to manage business and financial risk and financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks. The Compensation Committee oversees risks relating to compensation programs and policies. In each case management periodically reports to our Board or relevant committee, which provides the relevant oversight on risk assessment and mitigation.

Communicating with our Board

Stockholders may contact the Board about bona fide issues or questions about the Company by writing the Secretary at the following address: Attn: Secretary, Camber Energy, Inc., 404 Broadway, Suite 425, San Antonio, Texas 77067.

Our Secretary, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular Board member or members, the communication will be forwarded to a Board member to bring to the attention of the Board.

Board and Committee Activity and Compensation

For the fiscal year ending March 31, 2017, the Board has held sixteen meetings and taken various other actions via the unanimous written consent of the Board of Directors and the various committees described below. All directors attended at least 75% of the Board of Directors meetings and committee meetings relating to the committees on which each director served. All of the then current directors attended our fiscal year 2017 Annual Shareholder meeting held on March 22, 2017. The Company encourages, but does not require all directors to be present at annual meetings of shareholders.

The Board has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. Mr. Donnie B. Seay is the only current “independent” member, as defined in Section 803(A) of the NYSE American Company Guide, of our Board. Committee membership and the functions of those committees are described below.

Board of Directors Committee Membership

	Audit Committee	Compensation Committee	Nominating and Governance Committee
Richard N. Azar II
Robert Schleizer
Donnie B. Seay	M	M	M

C - Chairman of Committee.

M – Member.

Moving forward the Company plans to appoint additional independent director(s) and appoint such person(s) to the committees described above in order to meet applicable NYSE American listing requirements and rules which generally require that each of our committees have at least two members who are required to be independent members of the Board. We also plan to appoint committee chairpersons in the future.

Audit Committee

The Board has selected the member(s) of the Audit Committee based on the Board’s determination that the members are financially literate and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

The Audit Committee’s function is to provide assistance to the Board in fulfilling the Board’s oversight functions relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence and the performance of the Company’s independent auditors, and perform such other activities consistent with its charter and our Bylaws as the Committee or the Board deems appropriate. The Audit Committee produces an annual report for inclusion in our proxy statement. The Audit Committee is directly responsible for the appointment, retention, compensation, oversight and evaluation of the work of the independent registered public accounting firm (including resolution of disagreements between our management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall review and pre-approve all audit services, and non-audit services that exceed a de minimis standard, to be provided to us by our independent registered public accounting firm. The Audit Committee carries out all functions required by the NYSE American, the SEC and the federal securities laws.

The Audit Committee has the sole authority, at its discretion and at our expense, to retain, compensate, evaluate and terminate our independent auditors and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

The Board has determined that Mr. Seay is “independent,” and that Mr. Seay is an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Seay has acquired these attributes by means of having held various positions that provided relevant experience, as described in his biographical information above.

For the fiscal year ending March 31, 2017, the Audit Committee held four meetings. The Audit Committee’s charter is available on our website at www.camber.energy at “Governance” - “Policies” and was filed as Exhibit 14.3 to our Annual Report on Form 10-K/A for the year ended March 31, 2009, filed with the Commission on July 29, 2009.

Compensation Committee

The Compensation Committee is responsible for the administration of our stock compensation plans, approval, review and evaluation of the compensation arrangements for our executive officers and directors and oversees and advises the Board on the adoption of policies that govern the Company’s compensation and benefit programs. In addition, the Compensation Committee has the authority, at its discretion and at our expense, to retain advisors to advise the Compensation Committee. The Compensation Committee may delegate its authority to subcommittees of independent directors, as it deems appropriate.

For the fiscal year ending March 31, 2017, the Compensation Committee held no meetings. The Compensation Committee’s charter is available on our website at www.camber.energy at “Governance” - “Policies” and was filed as Exhibit 14.5 to our Annual Report on Form 10-K/A for the year ended March 31, 2009, filed with the Commission on July 29, 2009.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for (1) assisting the Board by identifying individuals qualified to become Board members; (2) recommending individuals to the Board for nomination as members of the Board and its committees; (3) leading the Board in its annual review of the Board’s performance; (4) monitoring the attendance, preparation and participation of individual directors and to conduct a performance evaluation of each director prior to the time he or she is considered for re-nomination to the Board; (5) reviewing and recommending to the Board responses to shareowner proposals; (6) monitoring and evaluating corporate governance issues and trends; (7) providing oversight of the corporate governance affairs of the Board and the Company, including consideration of the risk oversight responsibilities of the full Board and its committees; (8) assisting the Board in organizing itself to discharge its duties and responsibilities properly and effectively; and (9) assisting the Board in ensuring proper attention and effective response to stockholder concerns regarding corporate governance. We have not paid any third party a fee to assist in the process of identifying and evaluating candidates for director.

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating and Governance Committee also regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or other circumstances. In addition, the Nominating and Governance Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year.

The Nominating and Governance Committee evaluates director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified director nominees with the Board. The Committee selects nominees that best suit the Board’s current needs and recommends one or more of such individuals for election to the Board.

The Nominating and Governance Committee will consider candidates recommended by stockholders, provided the names of such persons, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described below. The Secretary will send properly submitted stockholder recommendations to the Committee. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means. The Committee also may, in its discretion, consider candidates otherwise recommended by stockholders without accompanying biographical information, if submitted in writing to the Secretary.

In addition, the Company’s Bylaws permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting pursuant to the requirements of the Company’s Bylaws and applicable NYSE American and SEC rules and regulations.

For the fiscal year ending March 31, 2017, the Nominating and Governance Committee held no formal meetings, and took no actions via the unanimous written consent of the committee. The Nominating and Governance Committee’s charter is available on our website at www.camber.energy at “Governance” - “Policies” and was filed as Exhibit 99.2 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2013, filed with the Commission on June 28, 2013.

Director Nominations Process. As described above, the Nominating and Governance Committee will consider qualified director candidates recommended in good faith by stockholders, provided those nominees meet the requirements of NYSE American and applicable federal securities law. The Nominating and Governance Committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. Any stockholder wishing to recommend a nominee should submit the candidate’s name, credentials, contact information and his or her written consent to be considered as a candidate. These recommendations should be submitted in writing to the Company, Attn: Secretary, Camber Energy, Inc., 404 Broadway, Suite 425, San Antonio, Texas 77067. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership. The Committee may request further information about stockholder recommended nominees in order to comply with any applicable laws, rules, the Company’s Bylaws or regulations or to the extent such information is required to be provided by such stockholder pursuant to any applicable laws, rules or regulations.

Compensation of Directors.

The following table sets forth compensation information with respect to our non-executive directors during our fiscal year ended March 31, 2017.

Name	Fees Earned or Paid in Cash ($)*	Option Awards ($)	All Other Compensation ($)	Total ($)
Anthony C. Schnur (1)	$—	$—	$—	$—
Richard N. Azar	$16,500	$—	$60,000	$76,500
Alan W. Dreeben (2)	$11,667	$—	$—	$11,667
Robert D. Tips (2)	$11,667	$—	$—	$11,667
Fred S. Zeidman (3)	$25,000	$—	$—	$25,000
J. Fred Hofheinz (4)	$22,000	$—	$—	$22,000

* The table above does not include the amount of any expense reimbursements paid to the above directors. No directors received any Stock Awards, Non-Equity Incentive Plan Compensation, or Nonqualified Deferred Compensation Earnings during the period presented. Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

(1)       Mr. Schnur did not receive any additional compensation for his services on the Board of Directors separate than the amount he was paid for services as an officer of the Company as disclosed in the “Executive Compensation” table below. Effective on June 2, 2017, Anthony C. Schnur resigned as Chief Executive Officer and as a member of the Board of Directors of the Company.

(2)        Resigned as a member of the Board effective October 6, 2017.

(3)       Resigned as a member of the Board effective August 7, 2017.

(4)        Effective on April 10, 2017, Fred Hofheinz resigned from the Company’s Board of Directors for personal reasons.

Effective January 1, 2014, the Compensation Committee approved the following cash compensation for the Board of Directors: (a) each member of the Board of Directors will be paid $5,000 per calendar quarter ($20,000 per year) for services to the Board of Directors; (b) the Chairman of the Board of Directors will receive an additional $1,000 per quarter; (c) the Chairman of the Compensation Committee and Nominating and Governance Committee will receive an additional $500 per quarter; and (d) the Chairman of the Audit Committee will receive an additional $1,000 per quarter.

Vote Required

The three nominees for election as directors at the annual meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our directors. As a result, broker non-votes and abstentions will not be counted in determining which nominees received the largest number of votes cast. You may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees.

Board Recommendation

Our Board recommends a vote “FOR” all three nominees to the Board.

Proposal 2

AMENDING ARTICLES OF INCORPORATION TO INCREASE NUMBER OF

SHARES OF AUTHORIZED COMMON STOCK

General

Our Articles of Incorporation, as amended (the “Articles”), currently authorize the issuance of up to 200,000,000 shares of common stock. As of November , 2017, 52,190,686 shares of common stock were issued and outstanding and 135,661,749 shares were reserved for issuance with our Transfer Agent under our securities convertible into shares of common stock, leaving 12,147,565 shares of common stock unissued and unreserved. In order to ensure sufficient shares of common stock will be available for issuance by us, the Board has approved, subject to stockholder approval, an amendment to the Articles that increases the number of shares of such common stock authorized for issuance from 200,000,000 to 500,000,000.

We desire to authorize additional shares of common stock to ensure that enough shares will be available [a] for issuance of shares of common stock upon conversion of currently outstanding convertible securities, including, but not limited to, the shares issuable upon conversion of, including shares issuable for dividends, interest and conversion premiums thereon, the Series C Preferred Stock which we sold and agreed to sell pursuant to the October 2017 Purchase Agreement, and [b] in the event the Board determines that it is necessary or appropriate to (i) raise additional capital through the sale of equity securities, (ii) acquire another company or its assets, (iii) provide equity incentives to employees and officers, (iv) permit future stock splits in the form of stock dividends or (v) satisfy other corporate purposes. The availability of additional shares of common stock is particularly important in the event that the Board needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. See also the table beginning on page 18 for summary information regarding the number of shares of common stock exceeding our total authorized common stock which we would need to issue assuming the complete conversion/exercise of all of our outstanding convertible securities.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or the NYSE American. For example, the rules of the NYSE American require that we obtain stockholder approval prior to the issuance of shares of common stock in a private financing at a price less than the greater of the book value or market value of our common stock, where the total number of shares which may be issued pursuant to such transactions exceeds 20% of the outstanding common stock prior to issuance. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

The amendment is not presently intended for the purposes of effecting an anti-takeover device and is not proposed in response to any specific takeover threat known to the Board. Furthermore, this proposal is not part of any plan by the Board to adopt anti-takeover devices, and the Board currently has no present intention of proposing anti-takeover measures in the near future.

The holders of common stock have no preemptive rights and the Board has no plans to grant such rights with respect to any such shares.

The form of the proposed amendment to our Articles of Incorporation to effect the increase in authorized shares of common stock will be in substantially the form as attached to this proxy statement as Appendix A.

No Appraisal Rights

Under Nevada law, our stockholders are not entitled to appraisal rights with respect to the increase to the number of authorized shares of common stock.

Vote Required

The affirmative vote of the holders of a majority of our outstanding voting shares entitled to vote at the meeting is required to approve this proposal. Abstentions will have the same effect as shares voted against this proposal. Because brokers do not have discretionary authority to vote on this proposal, broker non-votes will have the same effect as shares voted against this proposal. For the approval of this proposal, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

Our Board recommends that you vote “FOR” the adoption of the amendment to the Articles to increase the number of shares of authorized common stock.

 Proposal 3

APPROVAL OF AUTHORITY FOR THE BOARD TO AFFECT REVERSE STOCK SPLIT

Our Board has approved and has recommended that our stockholders approve a proposal to amend our Articles of Incorporation to authorize our Board to effect a reverse stock split of all of our outstanding common stock at a ratio of between one-for-ten and one-for-fifty (the “Exchange Ratio”), with our Board having the discretion as to whether or not the reverse split is to be effected, and with the exact Exchange Ratio of any reverse split to be set at a whole number within the above range as determined by our Board in its sole discretion, provided that all fractional shares as a result of the split shall be automatically rounded up to the next whole share (the “Reverse Stock Split”). The proposal provides that our Board will have sole discretion to elect, at any time before the earlier of (a) the one year anniversary of this annual meeting; and (b) the date of our 2019 annual meeting of stockholders, as it determines to be in our best interest, whether or not to effect the Reverse Stock Split, and, if so, the number of our shares of common stock within the Exchange Ratio which will be combined into one share of our common stock.

The determination as to whether the Reverse Stock Split will be effected and, if so, pursuant to which Exchange Ratio, will be based upon those market or business factors deemed relevant by the Board at that time, including, but not limited to:

●          listing standards under the NYSE American, including the October 5, 2017, notification (the “Deficiency Letter”) received from the NYSE American that we were not in compliance with certain NYSE American continued listing standards and indicating that the Company’s securities have been selling for a low price per share for a substantial period of time and most recently the average price of the Company’s common stock had been below $0.20 on a 30-day average price as of October 5, 2017. Pursuant to Section 1003(f)(v) of the NYSE American Company Guide, the NYSE American staff determined that the Company’s continued listing is predicated on it effecting a reverse stock split of its common stock or otherwise demonstrating sustained price improvement within a reasonable period of time, which the staff determined to be until April 5, 2018;

●          existing and expected marketability and liquidity of the Company’s common stock;

●          prevailing stock market conditions;

●          the historical trading price and trading volume of our common stock;

●          the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse split on the trading market for our common stock;

●          the anticipated impact of the reverse split on our ability to raise additional financing;

●          business developments affecting the Company;

●          the Company’s actual or forecasted results of operations; and

●          the likely effect on the market price of the Company’s common stock.

Our Board believes that stockholder approval granting us discretion to set the actual exchange ratio within the range of the Exchange Ratio, rather than stockholder approval of a specified exchange ratio, provides us with maximum flexibility to react to then-current market conditions and volatility in the market price of our common stock in order to set an exchange ratio that is intended to result in a stock price in excess of $0.20 per share to avoid continuing to be considered a low priced stock by the NYSE American, and therefore, is in the best interests of the Company and its stockholders. However, there can be no assurance that the Reverse Stock Split will result in our common stock trading above $0.20 for any significant period of time. If the Board determines to implement the Reverse Stock Split, we intend to issue a press release announcing the terms and effective date of the Reverse Stock Split before we file the Amendment with the Secretary of State of the State of Nevada.

If our Board determines that effecting the Reverse Stock Split is in our best interest, the Reverse Stock Split will become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. The form of the proposed amendment to our Articles of Incorporation to effect the Reverse Stock Split will be in substantially the form as attached to this proxy statement as Appendix B (the “Amendment”). The Amendment filed thereby will set forth the number of shares to be combined into one share of our common stock within the limits set forth in this proposal but will not have any effect on the number of shares of common stock or preferred stock currently authorized, the ability of our Board to designate preferred stock, the par value of our common or preferred stock, or any series of preferred stock previously authorized (except to the extent such Reverse Stock Split adjusts the conversion ratio of such previously designated preferred stock).

Purpose of the Reverse Stock Split

The primary purpose of the Reverse Stock Split is to increase proportionately the per share trading price of our common stock. Our common stock is listed on the NYSE American under the symbol “CEI”. Under the NYSE American’s listing standards, if the exchange considers our common stock to be a low-priced stock (generally trading below $0.20 per share for an extended period of time), our common stock could be subject to a delisting notification, which notification we received on October 5, 2017, as discussed above. Additionally, if at any time our common stock trades below $0.06 per share, we will be automatically delisted from the NYSE American. Our common stock has not traded above $1 per share since February 10, 2017, and has not traded above $0.30 per share since July 19, 2017, and our price per share has ranged from a low of $0.14 per share to a high of $1.94 per share for the twelve month period ended November [ ], 2017. To regain compliance with applicable NYSE American listing standards as required by the Deficiency Letter, we need to effect a reverse stock split by April 5, 2018.

As noted above, if we were unable to regain compliance with NYSE American low-priced listing standards in the appropriate time, we could be subject to delisting. Delisting could have a material adverse effect on our business, liquidity and on the trading of our common stock. If our common stock were delisted, our common stock could be quoted on the OTCQB market or on the “pink sheets” maintained by the OTC Markets Group. However, such alternatives are generally considered to be less efficient markets. Further, delisting from the NYSE American could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees and could also trigger various defaults under our lending agreements and other outstanding agreements. Finally, delisting could make it harder for us to raise capital and sell securities as we would no longer be eligible to use Form S-3 short form registration statements for such purposes.

We also believe that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split may improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. Although it should be noted that the liquidity of our common stock may be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, our Board is hopeful that the anticipated higher market price will offset, to some extent, the negative effects on the liquidity and marketability of our common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Board of Directors Discretion to Implement the Reverse Stock Split

If proposal 3 is approved by our stockholders, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split is in the best interests of the Company and its stockholders. The Board’s determination as to whether the Reverse Stock Split will be effected and, if so, at which Exchange Ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our common stock, prevailing stock market conditions, business developments affecting us, actual or forecasted results of operations and the likely effect on the market price of our common stock, and the listing standards of the NYSE American. If the Board does not act to implement the Reverse Stock Split prior to the earlier of (a) the one year anniversary of this annual meeting; and (b) the date of our 2019 annual meeting of stockholders, the authorization granted by stockholders pursuant to this proposal 3 would be deemed abandoned and without any further effect. In that case, the Board may again seek stockholder approval at a future date for the Reverse Stock Split if it deems it to be advisable.

Effect of the Reverse Stock Split

If approved by our stockholders and implemented by the Board, as of the effective time of the Amendment, each issued and outstanding share of our common stock would immediately and automatically be reclassified and reduced into a fewer number of shares of our common stock, depending upon the Exchange Ratio selected by the Board, which could range between one-for-ten and one-for-fifty, provided that all fractional shares as a result of the split shall be automatically rounded up to the next whole share.

Except to the extent that the Reverse Stock Split would result in any stockholder receiving an additional whole share of common stock in connection with the rounding of fractional shares or any dilution to other stockholder in connection therewith, as described below, the Reverse Stock Split will not:

●          affect any stockholder’s percentage ownership interest in us;

●          affect any stockholder’s proportionate voting power;

●          substantially affect the voting rights or other privileges of any stockholder; or

●          alter the relative rights of common stockholders, preferred stockholders, warrant holders or holders of equity compensation plan awards and options.

            Depending upon the Exchange Ratio selected by the Board, the principal effects of the Reverse Stock Split are:

●          the number of shares of common stock issued and outstanding will be reduced by a factor ranging between ten and fifty, notwithstanding any rounding;

●          the per share exercise price will be increased by a factor between ten and fifty, and the number of shares issuable upon exercise shall be decreased by the same factor, for all outstanding options, warrants and other convertible or exercisable equity instruments entitling the holders to purchase shares of our common stock;

●          the number of shares authorized and reserved for issuance under our existing equity compensation plans will be reduced proportionately; and

●          the conversion rates for holders of our preferred stock and other outstanding securities will be adjusted proportionately.

The following table contains approximate information relating to our outstanding common stock, Series B Preferred Stock (which converts into common stock prior to the Reverse Stock Split in a ratio of 7.1428571-for-1), Series C Preferred Stock [not including shares agreed to be sold, but which haven’t been sold to date to the Investor under the October 2017 Purchase Agreement], the debenture and warrant held by the Investor, including shares issuable for dividends and conversion premiums thereon, our outstanding warrants and outstanding options under our stock plans, under various proposed exchange ratio options, based on our current authorized shares of common stock and the number of authorized shares assuming proposal 2 above is approved:

	Assuming a Reverse Split of*:

	Pre Reverse Split	1 for 10	1 for 20	1 for 30	1 for 40	1 for 50

Outstanding Common Stock	52,190,686	5,219,069	2,609,535	1,739,690	1,304,768	1,043,814
Issuable upon the exercise of outstanding warrants to purchase shares of common stock (not including the Investor’s Warrant)	215,148	21,515	10,758	7,172	5,379	4,303
Issuable upon the exercise of outstanding options to purchase shares of common stock	5,920	592	296	198	148	119
Issuable upon conversion of our outstanding Series B Convertible Preferred Stock	2,917,914	291,792	145,896	97,264	72,948	58,359
Issuable upon conversion of outstanding Series C Preferred Stock and a debenture and warrant held by the Investor, including shares issuable for dividends and conversion premiums thereon (1)(2)	314,399,446	31,439,945	15,719,973	10,479,982	7,859,987	6,287,989
Reserved for issuance under Equity Incentive Plans	930,841	93,085	46,543	31,029	23,272	18,617
Total shares reserved and required for issuance upon conversion of outstanding convertible securities	370,659,955	37,065,998	18,533,001	12,355,335	9,266,502	7,413,201

Current Authorized Common Stock	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000
Shares available for future issuance with current authorized shares of common stock	(170,659,955)	162,934,002	181,466,999	187,644,665	190,733,498	192,586,799

Authorized common stock assuming the approval of proposal 2 above	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000
Shares available for future issuance assuming the approval of proposal 2 above and the increase in our authorized shares of common stock to 500,000,000 shares	129,340,045	462,934,002	481,466,999	487,644,665	490,733,498	492,586,799

(1) Not including any additional shares of Series C Preferred Stock which we have agreed to sell under the October 2017 Purchase Agreement.

(2) Approximate.

* Does not take into account the rounding of fractional shares described below under “Fractional Shares”.

Additionally, the below table sets forth the weighted average exercise price of (i) outstanding options; (ii) outstanding warrants; and (iii) the conversion ratio of our Series B Preferred Stock under various reverse split ratios:

	Pre Reverse Split	1 for 10	1 for 20	1 for 30	1 for 40	1 for 50
Weighted Average Exercise Price of Outstanding Warrants*	$3.90	$39.00	$78.00	$117.00	$156.00	$195.00
Weighted Average Exercise Price of Outstanding Options	$44.32	$443.20	$886.40	$1,329.60	$1,772.80	$2,216.00
Conversion Ratio of Series B Preferred Stock into Common Stock (X for 1)	7.1428571	0.7142857	0.3571429	0.2380952	0.1785714	0.1428571

* Not including warrants held by the Investor.

If the Reverse Stock Split is implemented, the Amendment will not reduce the number of shares of our common stock or preferred stock authorized under our Articles of Incorporation, as amended, the right of our Board to designate preferred stock, the par value of our common or preferred stock, or otherwise effect our designated series of preferred stock, except to affect the exchange ratio thereof (as shown in the table above).

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements thereof. We presently do not have any intent to seek any change in our status as a reporting company under the Exchange Act either before or after the Reverse Stock Split.

Additionally, as of the date of this proxy statement, we do not have any current plans, agreements, or understandings with respect to the additional authorized shares that will become available for issuance after the Reverse Stock Split has been implemented.

Fractional Shares

Stockholders will not receive fractional shares in connection with the Reverse Stock Split. Instead, stockholders otherwise entitled to fractional shares will receive an additional whole share of our common stock. For example, if the Board effects a one-for-fifty split, and you held nine shares of our common stock immediately prior to the effective date of the Amendment, you would hold one share of the Company’s common stock following the Reverse Stock Split.

Effective Time and Implementation of the Reverse Stock Split

The effective time for the Reverse Stock Split will be the date on which we file the Amendment with the office of the Secretary of State of the State of Nevada or such later date and time as specified in the Amendment, provided that the effective date must occur prior to the earlier of (a) the one year anniversary of this annual meeting; and (b) the date of our 2019 annual meeting of stockholders.

Holders of pre-reverse split shares (“Old Shares”), after the effective date, may, but are not required to, contact our transfer agent regarding the procedure for surrendering to our transfer agent, certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares (“New Shares”). No new certificates will be issued to a stockholder until or unless such stockholder has surrendered such stockholder’s outstanding certificate(s) together with such information, fees and documentation as the transfer agent may require, to the transfer agent for reissuance. Stockholders should not destroy any stock certificate. We and the transfer agent will adjust record stockholder’s shareholdings in our records regardless of whether any certificates evidencing Old Shares are returned for reissuance in order to evidence New Shares and therefore, stockholders are not required to return their certificates for reissuance unless they want to. In the event stockholders do not have their certificates representing Old Shares reissued for certificates evidencing New Shares, such certificates will still only provide rights and ownership of the adjusted number of New Shares in connection with the Reverse Stock Split, when presented for voting or transfer, even if the certificates still list the number of Old Shares prior to the Reverse Stock Split.

Stockholders whose shares are held in book-entry form or by their stockbroker do not need to submit old share certificates for exchange. These stockholders’ book-entry records or brokerage accounts will automatically reflect the new quantity of shares based on the selected Reverse Stock Split ratio.

Beginning on the effective date of the Reverse Stock Split, each certificate or other share ownership record representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares, subject to the rounding up of fractional shares to the next whole share.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK
CERTIFICATE(S) UNLESS REQUESTED TO DO SO

No Going-Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our board or directors does not intend for the Reverse Stock Split to be the first step in a “going-private transaction” within the meaning of Rule 13e-3 of the Exchange Act. In fact, since all fractional shares of common stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share, there will be no reduction in the number of stockholders of record that could provide the basis for a going-private transaction.

Accounting Matters

The Reverse Stock Split will not affect the par value of our common stock ($0.001 per share). However, at the effective time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Exchange Ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss would be expected to be proportionally higher because there will be fewer shares of our common stock outstanding.

No Appraisal Rights

Under the Nevada Revised Statutes, our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

Before voting on this proposal 3, you should consider the following risks associated with the implementation of the Reverse Stock Split:

●          The price per share of our common stock after the Reverse Stock Split may not reflect the Exchange Ratio implemented by the Board and the price per share following the effective time of the Reverse Stock Split may not be maintained for any period of time following the Reverse Stock Split. For example, based on the closing price of our common stock on November 6, 2017 of $0.1665 per share, if the Reverse Stock Split was implemented at an Exchange Ratio of 1-for-10, there can be no assurance that the post-split trading price of the Company’s common stock would be $1.665 or even that it would remain above the pre-split trading price. Accordingly, the total market capitalization of our common stock following a Reverse Stock Split may be lower than before the Reverse Stock Split.

●          Following the Reverse Stock Split, we may still run the risk of being considered a low priced stock under the listing standards of the NYSE American, which could cause the Company to be delisted or subject to delisting.

●          Effecting the Reverse Stock Split may not attract institutional or other potential investors, or result in a sustained market price that is high enough to overcome the investor policies and practices, and other issues relating to investing in lower priced stock described in “Purpose of the Reverse Stock Split” above.

●          The trading liquidity of our common stock could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

●          If a Reverse Stock Split is implemented by the Board, some stockholders may consequently own less than 100 shares of our common stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares following the Reverse Stock Split may be required to pay higher transaction costs if they should then determine to sell their shares of the Company’s common stock.

●          A stockholder who receives a “round up” from a fractional share to a whole share may have a tax event based on the value of the “rounded up” share provided to the stockholder. The Company believes such tax event will be minimal or insignificant for most stockholders.

Potential Anti-Takeover Effect

The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for our combination with another company). However, the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders.

Federal Income Tax Consequences of the Reverse Stock Split

A summary of the federal income tax consequences of the proposed Reverse Stock Split to individual stockholders is set forth below. It is based upon present federal income tax law, which is subject to change, possibly with retroactive effect. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Stock Split. In addition, we have not requested and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Reverse Stock Split. Accordingly, stockholders are advised to consult their own tax advisors for more detailed information regarding the effects of the proposed Reverse Stock Split on them under applicable federal, state, local and foreign income tax laws.

●          We believe that the Reverse Stock Split will be a tax-free recapitalization for federal income tax purposes. Accordingly, a stockholder will generally not recognize any gain or loss as a result of the receipt of the post-reverse split common stock pursuant to the Reverse Stock Split. However, a stockholder who receives a “round up” from a fractional share to a whole share may have a tax event based on the value of the “rounded up” share provided to the stockholder. The Company believes such tax event will be minimal or insignificant for most stockholders.

●          The shares of post-reverse split common stock in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of the shares of pre-reverse split common stock held by that stockholder immediately prior to the Reverse Stock Split.

●          A stockholder’s holding period for the post-reverse split common stock will include the holding period of the pre-reverse split common stock exchanged.

Recommendation of the Board of Directors

The Board recommends that you vote “FOR” the amendment to our Articles of Incorporation and the authorization of the Board of the Company, without further stockholder approval, to amend the Company’s Articles of Incorporation, at any time prior to the earlier of (a) the one year anniversary of this annual meeting; and (b) the date of our 2019 annual meeting of stockholders, to effect a reverse stock split of our outstanding common stock in a ratio of between one-for-ten and one-for-fifty, provided that all fractional shares as a result of the split shall be automatically rounded up to the next whole share, in accordance with this proposal 3. Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this proposal 3.

Vote Required

The approval of this Proposal 3 requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same effect as votes against this proposal. Because brokers do not have discretionary authority to vote on this proposal, broker non-votes will not affect the outcome of the vote on this proposal. For the approval of this proposal, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

Our Board recommends that you vote “FOR” this Proposal 3.

Proposal 4

APPROVAL OF THE ISSUANCE OF SUCH NUMBER OF SHARES OF COMMON STOCK EXCEEDING 19.99% OF OUR OUTSTANDING COMMON STOCK, ISSUABLE UPON CONVERSION OF 1,684 SHARES OF SERIES C REDEEMABLE CONVERTIBLE PREFERRED STOCK, INCLUDING SHARES ISSUABLE FOR DIVIDENDS AND CONVERSION PREMIUMS THEREON AND RATIFICATION OF THE TERMS OF THE OCTOBER 2017 STOCK PURCHASE AGREEMENT

General

On October 5, 2017, we and Discover Growth Fund, an accredited investor (the “Investor”), entered into a Stock Purchase Agreement (the “October 2017 Purchase Agreement”), pursuant to which the Company may receive aggregate consideration of $16 million, subject to certain conditions set forth therein. Under the terms of the October 2017 Purchase Agreement, (1) the Investor purchased 212 shares of Series C Preferred Stock on the closing date of the agreement, October 5, 2017 (the “Initial Closing”), for $2 million, and agreed, subject to certain closing conditions set forth in the agreement, to purchase (2) 106 shares of Series C Preferred Stock for $1,000,000, 10 days after the Initial Closing; (3) 105 shares of Series C Preferred Stock for $1,000,000, 10 days after the second closing; (4) 105 shares of Series C Preferred Stock for $1,000,000, 10 days after the third closing; (5) 105 shares of Series C Preferred Stock for $1,000,000, 10 days after the fourth closing; (6) 525 shares of Series C Preferred Stock for $5,000,000, 30 days after the fifth closing; and (7) 525 shares of Series C Preferred Stock for $5,000,000, 30 days after the sixth Closing.

The Company plans to use the proceeds from the sale of the Series C Preferred Stock for working capital, workovers on existing wells, drilling and completion of additional wells, repayment of vendor balances and payments to International Bank of Commerce (“IBC”), in anticipation of regaining compliance with IBC.

Pursuant to the October 2017 Purchase Agreement, as long as the Investor holds any shares of Series C Preferred Stock, we agreed that we would not issue or enter into or amend an agreement pursuant to which we may issue any shares of common stock, other than (a) for restricted securities with no registration rights, (b) in connection with a strategic acquisition, (c) in an underwritten public offering, or (d) at a fixed price; or issue or amend any debt or equity securities convertible into, exchangeable or exercisable for, or including the right to receive, shares of common stock (a) at a conversion price, exercise price or exchange rate or other price that is based upon or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of the security or (b) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of the security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock.

Additionally, provided that we have not materially breached the terms of the October 2017 Purchase Agreement, we may at any time, in our sole and absolute discretion, repurchase from Investor all, but not less than all, of the then outstanding shares of Series C Preferred Stock sold pursuant to the agreement by paying to Investor 110% of the aggregate face value of all such shares.

We also agreed to provide the Investor a right of first offer to match any offer for financing we receive from any person while the shares of Series C Preferred Stock sold pursuant to the October 2017 Purchase Agreement are outstanding, except for debt financings not convertible into common stock, which are excluded from such right to match.

Finally, we agreed that if we issue any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Investor, then we would notify Investor of such additional or more favorable term and such term, at Investor’s option, may become a part of the transaction documents with Investor.

The October 2017 Purchase Agreement includes customary provisions requiring that the Company indemnify the Investor against certain losses; representations and warranties and covenants.

Series C Redeemable Convertible Preferred Stock

Holders of the Series C Preferred Stock are entitled to cumulative dividends in the amount of 6.0% per annum, payable upon redemption, conversion, or maturity, and when, as and if declared by our Board of Directors in its discretion, provided that upon any redemption, conversion, or maturity, seven years of dividends are due and payable on such redeemed, converted or matured stock. The Series C Preferred Stock ranks senior to the common stock and pari passu with respect to our Series B Preferred Stock. The Series C Preferred Stock has no right to vote on any matters, questions or proceedings of the Company including, without limitation, the election of directors except: (a) during a period where a dividend (or part of a dividend) is in arrears; (b) on a proposal to reduce the Company’s share capital; (c) on a resolution to approve the terms of a buy-back agreement; (d) on a proposal to wind up the Company; (e) on a proposal for the disposal of all or substantially all of the Company’s property, business and undertakings; and (f) during the winding-up of the Company.

The Series C Preferred Stock may be converted into shares of common stock at any time at the option of the holder, or at our option if certain equity conditions (as defined in the certificate of designation for the Series C Preferred Stock), are met. Upon conversion, we will pay the holders of the Series C Preferred Stock being converted an amount, in cash or stock at our sole discretion, equal to the dividends that such shares would have otherwise earned if they had been held through the maturity date (i.e., seven years), and issue to the holders such number of shares of Common stock equal to $10,000 per share of Series C Preferred Stock (the “Face Value”) multiplied by the number of such shares of Series C Preferred Stock divided by the applicable Conversion Price (as defined in the certificate of designation for the Series C Preferred Stock).

The conversion premium under the Series C Preferred Stock is payable and the dividend rate under the Series C Preferred Stock is adjustable. Specifically, the conversion rate of such premiums and dividends equals 95% of the average of the lowest 5 individual daily volume weighted average prices during the Measuring Period, not to exceed 100% of the lowest sales prices on the last day of the Measuring Period, less $0.05 per share of common stock, unless a triggering event has occurred, in which case the conversion rate equals 85% of the lowest daily volume weighted average price during the Measuring Period, less $0.10 per share of common stock not to exceed 85% of the lowest sales prices on the last day of such the Measuring Period, less $0.10 per share. The “Measuring Period” is the period beginning, if no trigger event has occurred, 30 trading days, and if a trigger event has occurred, 60 trading days, before the applicable notice has been provided regarding the exercise or conversion of the applicable security, and ending, if no trigger event has occurred, 30 trading days, and if a trigger event has occurred, 60 trading days, after the applicable number of shares stated in the initial exercise/conversion notice have actually been received into the Investor’s designated brokerage account in electronic form and fully cleared for trading (subject to certain extensions described in the applicable securities, which have been triggered to date). Triggering events are described in the designation of the Series C Preferred Stock, but include items which would typically be events of default under a debt security, including filing of reports late with the Commission.

The Series C Preferred Stock has a maturity date that is seven years after the date of issuance and, if the Series C Preferred Stock has not been wholly converted into shares of common stock prior to such date, we may redeem the Series C Preferred Stock on such date by repaying to the investor in cash 100% of the Face Value plus an amount equal to any accrued but unpaid dividends thereon. 100% of the Face Value, plus an amount equal to any accrued but unpaid dividends thereon, automatically becomes payable in the event of a liquidation, dissolution or winding up by us.

We may not issue any other preferred stock (other than the Series B Preferred Stock) that is pari passu or senior to the Series C Preferred Stock with respect to any rights for a period of one year after the earlier of such date (i) a registration statement is effective and available for the resale of all shares of common stock issuable upon conversion of the Series C Preferred Stock, or (ii) Rule 144 under the Securities Act is available for the immediate unrestricted resale of all shares of common stock issuable upon conversion of the Series C Preferred Stock.

Conditions to closing the sale of the additional shares of Series C Preferred Stock described above include, that except with regard to the first four closings described above, the Company’s common stock is required to be listed for and currently trading on the NYSE American market or a higher trading market; the Company is required to be in compliance with all requirements to maintain such listing and there cannot be any notice of any suspension or delisting with respect to the trading of the shares of common stock on such trading market; except with regard to the first four closings only, the Company is required to have duly authorized shares of common stock reserved for issuance to Investor in an amount equal to three times the number of shares sufficient to immediately issue all shares of common stock potentially issuable upon conversion of the Series C Preferred Stock sold to Investor under the October 2017 Purchase Agreement (collectively, the “Conversion Shares”) and any other agreements with Investor; except with regard to the initial closing only, the Company is required to obtain approval and listing of all Conversion Shares on the NYSE American; for the second through fifth closings only, (i) an aggregate dollar trading volume of at least $10 million must have traded on NYSE American during regular trading hours, from the trading day after the immediately prior closing until the trading day immediately before the relevant closing, but expressly excluding all volume traded on any days that the Investor is prevented or delayed from reselling shares of common stock (“Excluded Days”); and (ii) the Company’s common stock is required to have a volume weighted average price on the NYSE American for the prior trading day of at least $0.15 per share of common stock; and with respect to the final two closings, an aggregate dollar trading volume of at least $50 million must have traded on NYSE American during regular trading hours, from the trading day after the immediately prior to closing until the trading day immediately before the relevant closing, but expressly excluding all volume traded on any Excluded Days, and if any such conditions are not met on the date initially set for such closing, each closing will occur as soon thereafter as they are met, if ever. The closing of the additional sales of Series C Preferred Stock as described above are subject to closing conditions which may not be met timely, if at all, and as such, we may not ever sell any additional shares of Series C Preferred Stock under the October 2017 Purchase Agreement after the Initial Closing.

As we do not currently have a sufficient number of shares of authorized but unissued shares of common stock to allow for the issuance of the Conversion Shares, we agreed, pursuant to the October 2017 Purchase Agreement, to file a preliminary proxy statement within 10 days after the Initial Closing date to increase our authorized but unissued shares of common stock (either through a reverse stock split or increase in authorized shares or both), and if necessary to seek stockholder approval of the October 2017 Purchase Agreement and the issuance of the Conversion Shares under applicable NYSE American rules and regulations (collectively, the “Approval”), to set a meeting for the first possible date after clearing Securities and Exchange Commission (“Commission”) comments thereon, and to use our commercially reasonable best efforts to obtain Approval as soon as practicable, and in any event within 90 days after the Initial Closing date. We are seeking the Approval pursuant to this proxy statement.

We also agreed to include on the next registration statement we file with the Commission, or on the subsequent registration statement if such registration statement is withdrawn, all potentially issuable Conversion Shares.

In conclusion, the Company plans to issue $16.84 million in face amount shares of Series C Redeemable Convertible Preferred Stock (the “Series C Preferred Stock”), at a 5% original issue discount (i.e., for aggregate consideration of $16 million). In total, an aggregate of 1,684 shares of Series C Preferred Stock, which each have a face amount of $10,000 per share were agreed to be sold.

Our Board has unanimously determined that it is advisable and in the best interests of the Company and our stockholders to be able to issue shares of our common stock upon the conversion of the Series C Preferred Stock (including shares issuable for dividends and conversion premiums thereon), and unanimously recommends that the stockholders vote FOR approval of the issuance of such number of shares of common stock exceeding 19.99% of our outstanding common stock, issuable upon conversion of the 1,684 shares of Series C Preferred Stock, including shares issuable for dividends and conversion premiums thereon agreed to be sold pursuant to the October 2017 Purchase Agreement and ratification of the terms of such October 2017 Purchase Agreement.

Please refer to the October 2017 Purchase Agreement and the designation of our Series C Preferred Stock, which are attached as Appendix C and D to this proxy statement, respectively, for further details.

Reasons for the Issuance

The approval of our ability to issue shares of our common stock upon the conversion of the Series C Preferred Stock and the October 2017 Purchase Agreement is a required term and condition of the sale of the additional shares of Series C Preferred Stock under the October 2017 Purchase Agreement and the sale of such additional shares of Series C Preferred Stock will improve our balance sheet.

Reasons for Stockholder Approval

Our common stock is listed on the NYSE American. Section 713(a) of the NYSE American rules requires stockholder approval in connection with a transaction involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding shares of common stock at a price less than the greater of book value or market value. Section 713(b) of the NYSE American rules requires stockholder approval in connection with a transaction involving the issuance or potential issuance of additional shares which would result in a change of control of the issuer.

Because the shares of our common stock issuable upon conversion of the 1,684 shares of Series C Preferred Stock (including shares issuable for dividends and conversion premiums thereon) represent greater than 20% of our outstanding common stock and may constitute a change in control (as defined by NYSE American), we are asking our stockholders to approve the issuance of such number of shares of common stock exceeding 19.99% of our outstanding common stock, issuable upon conversion of the 1,684 shares of Series C Preferred Stock sold and agreed to be sold pursuant to the terms of the October 2017 Purchase Agreement, including shares issuable for dividends and conversion premiums thereon and to ratify the terms of such October 2017 Purchase Agreement.

Stockholder approval of this proposal is being sought solely to comply with the terms of the October 2017 Purchase Agreement and Section 713 of the NYSE American rules governing the issuance of securities when any such issuances in the aggregate would exceed 20% of an issuer’s outstanding capital stock or might be considered a change of control (as defined by NYSE American).

Effect upon Rights of Existing Stockholders

Our current stockholders will continue to own their existing shares after the transaction described in this proposal. If stockholders approve this proposal, the Series C Preferred Stock (including dividends and conversion premiums thereon) will be convertible into shares of common stock, pursuant to the terms thereof, without additional stockholder approval.

If stockholders approve this proposal, the principal effect upon the rights of existing stockholders upon the conversion of the Series C Preferred Stock will be a dilution in their current percentage ownership in the Company. Assuming the sale of all 1,684 shares of Series C Preferred Stock agreed to be sold pursuant to the October 2017 Purchase Agreement and upon conversion of all such shares, the Investor will hold in the aggregate approximately 57.4% of our outstanding shares of common stock, not including any shares of common stock the Investor can hold upon conversion of outstanding convertible securities of the Company which the Investor holds. This percentage does not give effect to (i) the issuance of shares of common stock for dividends, premiums or conversion premiums under the Series C Preferred Stock, (ii) the issuance of shares of common stock pursuant to our other outstanding options, warrants and convertible securities, or (iii) any other future issuances of our common stock. The issuance of shares of common stock pursuant to the conversion of the Series C Preferred Stock and the sale of such shares by such holders into the public market, also could materially and adversely affect the market price of our common stock.

The total number of shares of common stock potentially issuable in connection with this proposal is currently approximately 65,824,599, which consists of approximately (i) 5,181,539 shares of common stock issuable upon conversion of the Series C Preferred Stock, and (ii) 60,643,060 additional shares of common stock that the Company may issue, at its sole discretion in lieu of cash, as conversion premiums or in payment of interest or dividends on such Series C Preferred Stock, assuming the payment of dividends on the Series C Preferred Stock solely in shares of common stock, for a period of seven years, which is the maturity date of each of the securities, and not taking into account any decrease in the trading price of our common stock subsequent to the date hereof. The number of additional shares of common stock that the Company may issue as conversion premiums or in payment of dividends is dependent on the dividend rate and conversion premium rate which can range from 0% to 24.95% (or up to 34.95% upon a triggering event) depending on the Company’s underlying stock price at the time of conversion or maturity and assuming no triggering event has occurred. For purposes of the dividend and conversion premium calculations in the preceding sentences, the Company assumed (i) the dividend rate and conversion premium rate to be 6.0% per annum, and (ii) $0.1166 to be 95% of the average of the lowest 5 individual daily volume weighted average prices during the 30 trading day period immediately prior to payment of the interest, dividends and conversion premiums, as applicable, not to exceed 100% of the lowest sales prices on the last day of such period, less $0.05 per share of common stock (the “VWAP Measurement”) with respect to the Series C Preferred Stock. If the VWAP Measurement is, in any case, an amount less than the amount assumed in the preceding sentences and/or the interest rate, dividend rate and conversion premium rate is, in any case, higher than the rate assumed in the preceding sentences, additional shares of common stock will be issuable, which may cause substantial dilution to existing stockholders.

Risks Relating to the Series C Preferred Stock

The full amount of premiums, interest and dividends through the maturity date of the Series C Preferred Stock is due upon the repayment/redemption (where applicable), or conversion, as applicable, of the Series C Preferred Stock.

The Series C Preferred Stock provides that all applicable dividends, which initially accrued in the amount of 6% per annum and which increase or decrease subject to the terms of the Series C Preferred Stock, based on among other things, the trading price of the Company’s common stock, up to a maximum of 34.95% per annum, are due upon conversion or repayment/redemption (where applicable) thereof, for the full seven year term of such securities.

The requirement that we pay all premiums, interest and dividends through maturity and the adjustable nature of such premium, interest and dividend rates, may force us to issue the Investor significant additional shares of common stock, which may cause significant dilution to existing stockholders. The requirement that we pay all premiums, interest and dividends through maturity may make it too costly for us to repay or redeem, as applicable, the Investor’s securities, prior to conversion thereof, as applicable.

The issuance of common stock upon conversion of the Series C Preferred Stock will cause immediate and substantial dilution.

The issuance of common stock upon conversion of the Series C Preferred Stock will result in immediate and substantial dilution to the interests of other stockholders. Although the Investor may not receive shares of common stock exceeding 4.99% of our outstanding shares of common stock immediately after affecting such conversion, this restriction does not prevent the Investor from receiving shares up to the 4.99% limit, selling those shares, and then receiving the rest of the shares it is due, in one of more tranches, while still staying below the 4.99% limit. If the Investor chooses to do this, it will cause substantial dilution to the then holders of our common stock.

The Company is limited in its ability to undertake subsequent financings.

Pursuant to the October 2017 Purchase Agreement, as long as the Investor holds any shares of Series C Preferred Stock, we agreed that we would not issue or enter into or amend an agreement pursuant to which we may issue any shares of common stock, other than (a) for restricted securities with no registration rights, (b) in connection with a strategic acquisition, (c) in an underwritten public offering, or (d) at a fixed price; or issue or amend any debt or equity securities convertible into, exchangeable or exercisable for, or including the right to receive, shares of common stock (a) at a conversion price, exercise price or exchange rate or other price that is based upon or varies with, the trading prices of or quotations for the shares of common stock at any time after the initial issuance of the security or (b) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of the security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock. These restrictions may make it more costly for us to raise funding in the future or may limit our ability to raise funding, which could force us to curtail our business plan or prohibit us from taking advantage of attractive investment, acquisition or drilling activities. All of which could have a negative effect on the value of our common stock and our near-term or long-term prospects.

Interests of Directors, Officers and Affiliates

None of our current directors, officers or affiliates has an interest in the Series C Preferred Stock.

Registration Rights

We have agreed to provide piggy back registration rights for the resale the shares of common stock issuable upon conversion of the Series C Preferred Stock. Upon such registration, these shares will be freely tradable in the public market without restriction (other than restrictions imposed on any affiliates of the Company).

Vote Required

A majority of the votes cast is required by the NYSE American rules to approve the issuance of such number of shares of common stock exceeding 19.99% of our outstanding common stock, issuable upon conversion of the 1,684 shares of Series C Preferred Stock sold and agreed to be sold pursuant to the terms of the October 2017 Purchase Agreement, including shares issuable for dividends and conversion premiums thereon and to ratify the terms of such October 2017 Purchase Agreement. Abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Consequences of Not Approving this Proposal

If we do not obtain stockholder approval of this Proposal at the annual meeting, we will not receive the additional $14 million in proceeds from the Investor, we may become in default under the terms of the Series C Preferred Stock due to our inability to issue shares of common stock, and/or we may be forced to redeem the Series C Preferred Stock in cash, and may need to obtain stockholder approval at a later date in order to effect the conversion of the Series C Preferred Stock into shares of common stock.

Recommendation of Our Board

Our Board has unanimously determined that the issuance of shares of common stock upon the conversion of the Series C Preferred Stock (including shares issuable for dividends and conversion premiums thereon) is fair to, and advisable and in the best interests of, the Company and our stockholders. Our Board unanimously recommends that stockholders vote “FOR” the issuance of such number of shares of common stock exceeding 19.99% of our outstanding common stock, issuable upon conversion of the 1,684 shares of Series C Preferred Stock sold and agreed to be sold under the October 2017 Purchase Agreement, including shares issuable for dividends and conversion premiums thereon and ratification of the terms of such October 2017 Purchase Agreement.

Proposal 5

APPROVAL OF THE ISSUANCE OF 120,000 SHARES OF COMMON STOCK TO OUR FORMER CEO AS PART OF A SEVERANCE AGREEMENT AND RELEASE

General

In connection with the departure of Mr. Anthony C. Schnur as Chief Executive Officer and director of the Company effective June 2, 2017, Mr. Schnur entered into a Severance Agreement and Release with the Company, whereby (i) his employment agreement with the Company was terminated, (ii) he entered into a mutual release with the Company; (iii) we agreed to issue him 120,000 shares of unregistered common stock (to be issued in installments of 10,000 per month)(the “Schnur Shares”) and a monthly cash payment of $14,000 for twelve months; and (iv) he was granted reimbursement of the payment of his COBRA premiums through (a) the one year anniversary of the termination or (b) until he is eligible to participate in the health insurance plan of another employer, whichever is sooner, and provided that the amount of such health benefits shall reduce his monthly cash payment.

The Schnur Shares constitute equity compensation and the issuance of such shares is therefore required to be approved by our stockholders pursuant to Section 711 of the NYSE American Company Guide.

Vote Required

The approval of the issuance of the Schnur Shares requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. For the approval of the ratification of the issuance of the Schnur Shares, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

Our Board recommends that you vote “FOR” the ratification of the issuance of the Schnur Shares.

Proposal 6

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has selected GBH CPAs, PC, independent registered public accounting firm (“GBH”), to audit our consolidated financial statements for the fiscal year ending March 31, 2018. GBH has served as our independent registered public accounting firm since September 29, 2015. We are asking the stockholders to ratify the appointment of GBH as our independent registered public accounting firm for the fiscal year ending March 31, 2018. GBH was appointed by the Audit Committee in accordance with its charter.

In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and our stockholders’ best interests.

The Company does not anticipate a representative from GBH to be present at the annual stockholders meeting. In the event that a representative of GBH is present at the annual meeting, the representative will have the opportunity to make a statement if he/she desires to do so and the Company will allow such representative to be available to respond to appropriate questions.

The Audit Committee has approved all services provided by GBH. Representatives of GBH do not plan to attend the annual meeting.

Audit Fees

The aggregate fees billed by our independent auditors, Hein & Associates LLP (which were dismissed on September 29, 2015) and our current independent auditors, GBH CPAs (which were engaged on September 29, 2015), for professional services rendered for the audit of our annual financial statements included in our Annual Reports on Form 10-K for the years ended March 31, 2017 and 2016, and for the review of quarterly financial statements included in our Quarterly Reports on Form 10-Q for the quarters ending June 30, September 30, and December 31, 2016 and 2015, were:

	2017	2016
GBH CPAs, PC	$158,701	$78,000
Hein & Associates, LLP	$—	$13,000

Audit fees incurred by the Company were pre-approved by the Audit Committee.

We do not use the auditors for financial information system design and implementation. Such services, which include designing or implementing a system that aggregates source data underlying the financial statements or that generates information that is significant to our financial statements, are provided internally or by other service providers. We do not engage the auditors to provide compliance outsourcing services.

The Audit Committee has considered the nature and amount of fees billed by GBH and believes that the provision of services for activities unrelated to the audit is compatible with maintaining GBH’s independence.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The committee may delegate the authority to pre-approve the retention of the independent registered public accounting firm for permitted non-audit services to one or more members of the committee, provided that such persons are required to present the pre-approval of any permitted non-audit service to the committee at the next meeting following any such pre-approval. None of the fees paid to the independent registered public accounting firm under the categories Audit-Related, Tax and All Other Fees described above were approved by the committee after services were rendered pursuant to the de minimis exception established by the SEC.

Audit Committee Report

The Audit Committee represents and assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

In connection with the fiscal year 2017 audited financial statements of the Company, the Audit Committee of the Board of Directors of the Company (1) reviewed and discussed the audited financial statements with the Company’s management; (2) discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T and Exchange Act Regulation S-X, Rule 2-07; (3) received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by the Company’s principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements for fiscal year 2017 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

AUDIT COMMITTEE*

/s/ Donnie B. Seay

*For the year ended March 31, 2017, the Audit Committee consisted of Messrs. Fred S. Zeidman, Alan W. Dreeben and Robert D. Tips, each of who resigned after year end and prior to the date of this proxy statement.

Vote Required

The approval of the ratification of the appointment of GBH as our independent registered public accounting firm for the fiscal year ending March 31, 2018 requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. However, because brokers generally have discretionary authority to vote on the ratification of our independent auditors, broker non-votes are generally not expected to result from the vote on this proposal. For the approval of the ratification of the appointment of GBH, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

Our Board recommends that you vote “FOR” the ratification of appointment of GBH as our independent registered public accounting firm for the fiscal year ending March 31, 2018.

Proposal 7

ADJOURNMENT OF THE ANNUAL MEETING

Our stockholders may be asked to consider and act upon one or more adjournments of the annual meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.

If a quorum is not present at the annual meeting, our stockholders may be asked to vote on the proposal to adjourn the annual meeting to solicit additional proxies. If a quorum is present at the annual meeting, but there are not sufficient votes at the time of the annual meeting to approve one or more of the proposals, our stockholders may also be asked to vote on the proposal to approve the adjournment of the annual meeting to permit further solicitation of proxies in favor of the other proposals. However, a stockholder vote may be taken on one of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal.

If the adjournment proposal is submitted for a vote at the annual meeting, and if our stockholders vote to approve the adjournment proposal, the meeting will be adjourned to enable the Board to solicit additional proxies in favor of one or more proposals. If the adjournment proposal is approved, and the annual meeting is adjourned, the Board will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the annual meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal.

The Board believes that, if the number of voting shares voting in favor of any of the proposals presented at the annual meeting is insufficient to approve a proposal, it is in the best interests of our stockholders to enable the Board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal. Any signed proxies received by us in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the annual meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the annual meeting as adjourned or postponed.

Vote Required

The approval of the adjournment of the annual meeting, if necessary or appropriate, to another place, date or time, if deemed necessary or appropriate, in the discretion of the board of directors, requires the vote of a majority of the shares of stock entitled to vote which are present, in person or by proxy at the annual meeting. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. For the approval of the adjournment, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation

The Board recommends that you vote “FOR” the approval of the adjournment of the annual meeting, if necessary or appropriate, to another place, date or time, if deemed necessary or appropriate, in the discretion of the board of directors.

OTHER INFORMATION

Principal Stockholders

The following table presents certain information as of November , 2017, as to:

●	each stockholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock,

●	each director,

●	each executive officer named in the Named Executive Officer Compensation Table, and

●	all directors and executive officers as a group.

The percentages shown in the table under the column “Percent” are based on 48,790,686 shares of common stock outstanding as of November , 2017.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 404 Broadway, Suite 425, San Antonio, Texas 77067.

Stockholder	Number of Shares of Common Stock		Percent of Common Stock(#)
Executive Officers and Directors
Richard N. Azar II	6,013,014	(1)	11.0%
Robert Schleizer	-		-
Donnie B. Seay	1,247,912	(2)	2.3%
All Executive Officers and Directors as a Group (Three Persons)	7,260,926		13.3%
RAD2 Minerals, Ltd. P.O. Box 6172 San Antonio, Texas 78209	4,837,956	(3)	8.9%

* Indicates beneficial ownership of less than 1% of the outstanding common stock.

(#)Each share of Series B Convertible Preferred Stock converts into common stock on approximately a 7.142857143-to-1 basis. Each share of Series B Convertible Preferred Stock votes on a one-for-one basis with the common stock on all shareholder matters. The percentages above assume the conversion of the Series B Convertible Preferred Stock into common stock pursuant to SEC guidelines and do not separately take into account the voting rights of the Series B Convertible Preferred Stock.

(1)	Consists of (i) 3,370,051 shares of common stock and 1,428,571 shares of common stock issuable upon conversion of 200,000 shares of Series B Preferred Stock, owned by RAD2 Minerals, Ltd., which Mr. Azar may be deemed to beneficially own because of his relationship with RAD2 Minerals, Ltd.; (ii) 39,334 shares of common stock and 414,286 shares of common stock issuable upon conversion of 58,000 shares of Series B Preferred Stock, owned by Segundo Resources, LLC, which Mr. Azar may be deemed to beneficially own because of his relationship with Segundo Resources, LLC; and (iii) 11,412 shares of common stock and 760,771 shares of common stock issuable upon conversion of 106,508 shares of Series B Preferred Stock owned by Mr. Azar.

(2)

Represents 1,247,912 shares of common stock held by DBS Investments, Ltd., a Texas limited partnership (“DBS”). DBS Management, LLC is the General Partner of DBS (“DBS LLC”). Donnie B. Seay is the manager of DBS LLC and is deemed to beneficially own the shares of common stock beneficially owned by DBS.

(3)	Consists of (i) 3,370,051 shares of common stock and (ii) 1,428,571 shares of common stock issuable upon conversion of 200,000 shares of Series B Preferred Stock.

Executive Officers

All of our executive officers are listed in the following table:

Name	Age	Position
Richard N. Azar II	70	Interim Chief Executive Officer and Director
Robert Schleizer	63	Chief Financial Officer

Richard N. Azar II, Interim Chief Executive Officer and Director

Mr. Azar’s biographical information is presented above in proposal 1, beginning on page 5.

Robert Schleizer, Chief Financial Officer and Director

Mr. Schleizer’s biographical information is presented above in proposal 1, beginning on page 5.

Named Executive Officer Compensation

 The following table sets forth compensation information with respect to our Chief Executive Officer, Chief Operating Officer and Chief Accounting Officer, who were the only executive officers of the Company during the years presented below, and individuals for whom disclosure would have been provided herein but for the fact they were not serving as Chief Executive Officer, Chief Operating or Chief Accounting Officer of the Company at the end of the below fiscal years (“Named Executive Officers”).

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	All Other Comp	Total
Anthony C. Schnur (1) (4)	2017	$290,000	$100,000	$25,000	$—	$—	$415,000
Former Chief Executive Officer	2016	$290,000	$—	$20,000	$—	$—	$310,000

Kenneth R. Sanders (2)	2017	$180,000	$60,000	$56,250	$—	$—	$296,250
Former Chief Operating Officer

Paul A. Pinkston (3)	2017	$110,000	$30,000	$31,250	$—	$—	$171,250
Former Chief Accounting Officer

* Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned any non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above. The value of the Stock Awards and Option Awards in the table above was calculated based on the fair value of such securities calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(1) During the year ended March 31, 2017, Mr. Schnur was paid a cash salary of $290,000. Mr. Schnur was issued a net of 11,645 shares of common stock under the Company’s 2012 Stock Incentive Plan (the “2012 Plan”) after the payment of taxes. The Company recorded $20,000 for shares issued to Mr. Schnur. During the year ended March 31, 2016, Mr. Schnur was paid a cash salary of $290,000. Mr. Schnur was issued a net of 4,315 shares of common stock under the Company’s 2012 Stock Incentive Plan (the “2012 Plan”) after the payment of taxes. The Company recorded $20,000 for shares issued to Mr. Schnur. Effective on June 2, 2017, Anthony C. Schnur resigned as Chief Executive Officer and as a member of the Board of Directors of the Company.

(2) During the year ended March 31, 2017, Mr. Sanders was paid a cash salary of $290,000. Mr. Sanders was issued a net of 26,016 shares of common stock under the Company’s 2014 Stock Incentive Plan (the “2014 Plan”) after the payment of taxes. The Company recorded $56,250 for shares issued to Mr. Sanders. Effective April 26, 2017, Mr. Sanders, the Company’s Chief Operating Officer, left the Company, effective immediately, based on a mutual decision with the Company’s Board of Directors.

(3) During the year ended March 31, 2017, Mr. Pinkston was paid a cash salary of $110,000. Mr. Pinkston was issued a net of 14,325 shares of common stock under the Company’s 2012 Stock Incentive Plan (the “2014 Plan”) after the payment of taxes. The Company recorded $25,000 for shares issued to Mr. Pinkston. Mr. Pinkston, tendered his resignation as the Company’s Chief Accounting Officer and principal financial officer and principal accounting officer on May 23, 2017, to be effective as of June 8, 2017.

(4) On December 28, 2015, the Board of Directors of the Company agreed to provide an aggregate of $250,000 in retention bonuses to employees of the Company in the event the Company’s proposed acquisition of certain oil and gas properties, pursuant to the Asset Purchase Agreement dated December 30, 2015 closed, in an effort to keep the employees employed through the closing date and during the transitional period after closing, including $50,000 payable to Mr. Schnur at closing and an additional $50,000, assuming the closing of the acquisition occurred, which it did, payable to Mr. Schnur on December 31, 2016. Additionally, Mr. Pinkston was paid a $15,000 retention bonus at closing and $15,000 on December 31, 2016.

Employment Agreements

Anthony C. Schnur (Terminated)

Effective November 1, 2012, the Company entered into an Employment Agreement with Mr. Schnur to serve as the Chief Financial Officer of the Company, which agreement was amended and restated effective December 12, 2012, in connection with his appointment as Chief Executive Officer. The agreement had a term of two years, expiring on October 31, 2014, provided that the agreement was automatically extended for additional one year terms, unless either party provided notice of their intent not to renew within the 30 day period prior to any automatic renewal date, and as neither party provided notice of their intent to terminate in fiscal 2015 or 2016, the agreement automatically extended for an additional one year term until October 31, 2016 and October 31, 2017, respectively, notwithstanding the termination of the agreement in connection with Mr. Schnur’s resignation on June 2, 2017, as discussed below. The Company agreed to pay Mr. Schnur a base annual salary of $310,000 during the term of the agreement, of which $290,000 is payable in cash and $20,000 is payable in shares of the Company’s common stock. The stock consideration due under the agreement is payable in quarterly installments at the end of each quarter, based on the stock price on the last day of each quarter. Mr. Schnur is also eligible for an annual bonus of up to 30% of his base salary in cash or stock.

In the event the Employment Agreement was terminated by the Company for a reason other than cause (as described in the Employment Agreement) or by Mr. Schnur for good reason (as described in the Employment Agreement), Mr. Schnur was due in the form of a lump sum payment, the product of the base salary and bonus he was paid under the agreement for the prior 12 month period, provided that if such termination occurred six months before or 24 months following the occurrence of a Change of Control (as described in the Employment Agreement), Mr. Schnur was due 200% of the amount described above upon such termination. If Mr. Schnur’s employment was terminated as a result of death or Disability (as defined in the agreement), the Company was required to pay his base salary which would have been payable to Mr. Schnur through the date his employment was terminated and all amounts actually earned, accrued or owing as of the date of termination. If Mr. Schnur’s employment was terminated for Cause or Mr. Schnur voluntarily terminated his employment, the Company was required to pay his base salary and all amounts actually earned, accrued or owing as of the date of termination and he was entitled for a period of three months after termination to exercise all options granted to him under his employment agreement or otherwise to the extent vested and exercisable on the date of termination. Mr. Schnur’s employment agreement contained no covenant-not-to-compete or similar restrictions after termination.

The Employment Agreement was terminated in connection with Mr. Schnur’s resignation as Chief Executive Officer and director of the Company effective on June 2, 2017.

In connection with the departure of Mr. Schnur, Mr. Schnur entered into a Severance Agreement and Release with the Company, whereby (i) his employment agreement with the Company was terminated, (ii) he entered into a mutual release with the Company; (iii) we agreed to issue him 120,000 shares of unregistered common stock (to be issued in installments of 10,000 per month) and a monthly cash payment of $14,000 for twelve months (which we are seeking shareholder approval for the issuance of at the annual meeting); and (iv) he was granted reimbursement of the payment of his COBRA premiums through (a) the one year anniversary of the termination or (b) until he is eligible to participate in the health insurance plan of another employer, whichever is sooner, and provided that the amount of such health benefits shall reduce his monthly cash payment.

Service Agreement

On April 27, 2017, we entered into a service agreement (the “Service Agreement”), effective on May 1, 2017, with Enerjex Resources (“Enerjex”) to outsource the management of our back-office functions for a fixed monthly fee. Under the terms of the Service Agreement, Enerjex will be responsible for performing all back-office services for the Company, including all data entry and bookkeeping, financial reporting, management reporting, reserve reporting, SEC compliance, audits, filings, and any other services required to maintain the Company’s good standing with all local, state, and federal laws. Enerjex will not be responsible for any field operations, including drilling, operating or maintaining any wells or leases, of the Company under the terms of the Service Agreement. Enerjex will receive a fee of $150,000 per month for services rendered, plus any pre-approved out-of-pocket travel expenses. The monthly fee may be reduced to the extent the Company retains employees to perform certain of the functions contemplated to be performed by Enerjex.

Robert Schleizer, who was appointed as the Chief Financial Officer and principal accounting officer of the Company on June 2, 2017, is compensated through the fees paid by the Company under the Services Agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table summarizes certain information regarding unexercised stock options outstanding as of March 31, 2017 for each of the Named Executive Officers.

Name	Number of securities underlying unexercised options (#) Exercisable		Equity Incentive Plan Awards: Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Anthony C. Schnur (1)
Former Chief Executive Officer	6,000	*	—		$43.50	10/31/17
	2,000	*	—		$40.25	1/8/18
	2,000	*	—		$39.50	10/31/17
Paul Pinkston (2)	—		—		—	—
Former Chief Accounting Officer

Ken Sanders (3)	—		—		—	—
Former Chief Operating Officer

* Since expired unexercised.

(1)       Effective on June 2, 2017, Anthony C. Schnur resigned as Chief Executive Officer and as a member of the Board of Directors of the Company.

(2)       Mr. Pinkston, tendered his resignation as the Company’s Chief Accounting Officer and principal financial officer and principal accounting officer on May 23, 2017, to be effective as of June 8, 2017.

(3)       Effective April 26, 2017, Mr. Sanders, the Company’s Chief Operating Officer, left the Company, effective immediately, based on a mutual decision with the Company’s Board of Directors.

Consulting Agreements

Consulting Agreement with Richard N. Azar II (Terminated)

On August 29, 2016, to be effective as of August 26, 2016, we entered into a Consulting Agreement with Mr. Azar to serve as the Chairman of the Company. Pursuant to the Consulting Agreement, Mr. Azar agreed to provide services to us in his role as Chairman of the Company as customarily performed by a Chairman of a public company and as requested by the Board of Directors from time to time. The term of the agreement was for one year (the “Initial Term”); provided that the agreement automatically extended for additional one year periods after the Initial Term (each an “Automatic Renewal Term” and the Initial Term together with all Automatic Renewal Terms, if any, the “Term”), subject to the Renewal Requirements (described below), in the event that neither party provided the other written notice of their intent not to automatically extend the term of the agreement at least 30 days prior to the end of the Initial Term or any Automatic Renewal Term. The Term could only be extended for an Automatic Renewal Term, provided that (i) Mr. Azar was re-elected to the Board of Directors at the Annual Meeting of Stockholders of the Company immediately preceding the date that such Automatic Renewal Term begins; and (ii) the Board of Directors affirmed his appointment as Chairman for the applicable Automatic Renewal Term (or fails to appoint someone else as Chairman prior to such applicable Automatic Renewal Term)(the “Renewal Requirements”). The agreement was to expire immediately upon the earlier of: (i) the date upon which Mr. Azar no longer served as Chairman; and (ii) any earlier date requested by either (1) the Company (as evidenced by a vote of a majority of the Board of Directors (excluding Mr. Azar) at a meeting of the Board of Directors), or (2) Mr. Azar (as evidenced by written notice to the Board of Directors). Additionally, we could terminate the agreement immediately and without prior notice if Mr. Azar was unable or refuses to perform the services required of him under the agreement, and either party could terminate the agreement immediately and without prior notice if the other party was in breach of any material provision of the agreement. We agreed to pay Mr. Azar $100,000 per year during the term of the agreement, subject to annual reviews by the Compensation Committee, after the first year. Mr. Azar agreed to not compete against us, unless approved in writing by the Board of Directors, during the term of the agreement.

On May 16, 2017, the Board of Directors appointed Fred S. Zeidman to serve as Chairman of the Board, replacing Mr. Azar, who remained as a director serving on the Board. In connection with that action, on May 23, 2017, the Consulting Agreement with Mr. Azar was terminated. Mr. Zeidman resigned as a member of the Board of Directors on August 7, 2017.

Camber Incentive Compensation Plans

Shareholders approved an amendment to the Company’s Amended and Restated 2014 Stock Incentive Plan (the “Amended and Restated Plan”) at the annual shareholder meeting held on March 22, 2017. The amendment increased by 905,000 shares (to 1,000,000 shares) the number of shares of common stock available under the Amended and Restated Plan, which are eligible to be issued as part of awards to officers, directors, employees, contractors and consultants for services provided to the Company. Shares issuable under the Amended and Restated Plan were registered on Form S-8 registration statement that was filed with the SEC on March 29, 2017. The NYSE MKT approved the additional listing of the 905,000 shares on May 26, 2017.

The Company’s shareholders approved the Lucas Energy, Inc. Amended and Restated 2014 Stock Incentive Plan (the “Amended Plan”) at the annual shareholder meeting held on March 29, 2016. The Amended Plan provided an increase by 55,000 shares (to 95,000 shares), the number of shares reserved for issuance under such Amended Plan; and amended the definition of “Eligible Person” under the Amended Plan to exclude “instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities”. Shares issuable under the Amended Plan were registered on Form S-8 registration statement that was filed with the SEC on April 13, 2016. The NYSE MKT approved this listing application for the shares issuable under the Amended Plan on April 7, 2016.

The Company shareholders approved the Lucas Energy, Inc. 2014 Stock Incentive Plan (“2014 Incentive Plan”) at the annual shareholder meeting held on February 13, 2014. The 2014 Incentive Plan provides the Company with the ability to offer (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing, to employees, consultants and contractors as provided in the 2014 Incentive Plan. Shares issuable under the 2014 Incentive Plan were registered on a Form S-8 registration statement that was filed with the SEC on May 15, 2014. The NYSE MKT approved this listing application for the shares issuable under the 2014 Incentive Plan on May 22, 2014.

The Company shareholders approved the Lucas Energy, Inc. 2012 Stock Incentive Plan (“2012 Incentive Plan”) at the annual shareholder meeting held on December 16, 2011. The 2012 Incentive Plan provides the Company with the ability to offer (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing, to employees, consultants and contractors as provided in the 2012 Incentive Plan. Shares issuable under the 2012 Incentive Plan were registered on a Form S-8 registration statement that was filed with the SEC on January 27, 2012. The NYSE MKT approved this listing application for the shares issuable under the 2012 Incentive Plan on December 28, 2011.

The Company shareholders approved the Lucas Energy, Inc. 2010 Long Term Incentive Plan (“2010 Incentive Plan” or “2010 Plan”) at the annual shareholder meeting held on March 30, 2010. The 2010 Incentive Plan provides the Company with the ability to offer (1) incentive stock options, (2) non-qualified stock options, and (3) restricted shares (i.e., shares subject to such restrictions, if any, as determined by the Compensation Committee or the Board) to employees, consultants and contractors as performance incentives. Shares issuable under the 2010 Incentive Plan were registered on Form S-8 registration statement that was filed with the SEC on April 23, 2010. The NYSE MKT approved this listing application for the shares issuable under the 2010 Incentive Plan on May 6, 2010.

Under the 2010 Incentive Plan, 36,000 shares of the Company’s common stock are authorized for initial issuance or grant, under the 2012 Incentive Plan, 60,000 shares of the Company’s common stock are authorized for initial issuance or grant, and under the 2014 Incentive Plan, as amended, 1,000,000 shares of the Company’s common stock are authorized for issuance or grant. As of March 31, 2017, there were an aggregate of 128 shares available for issuance or grant under the 2010 Incentive Plan, 3,000 securities were available for issuance or grant under the 2012 Incentive Plan and an aggregate of 911,713 securities were available for issuance or grant under the 2014 Incentive Plan as amended for future issuances and grants, respectively. The number of securities available under the 2010, 2012 and 2014 Plans is reduced one for one for each security delivered pursuant to an award under the Plans. Any issued or granted security that becomes available due to expiration, forfeiture, surrender, cancellation, termination or settlement in cash of an award under the Incentive Plans may be requested and used as part of a new award under the Plans.

The Plans are administered by the Compensation Committee and/or the Board in its discretion (the “Committee”). The Committee interprets the Plans and has broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the exercise price of stock options, the number of shares subject to awards, the expiration date of awards, and the vesting schedule or other restrictions applicable to awards.

Equity Compensation Plan Information as of Year End

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities available for future issuance under equity compensation plans (excluding those in column (a))
Equity compensation plans approved by the security holders	19,920	$35.38	914,814
Equity compensation plans not approved by the security holders	—	—	—
Total	19,920	$35.38	914,814

(a)	Includes any compensation plan and individual compensation arrangement of the Company under which equity securities of the Company are authorized for issuance to employees, or non-employees including directors, consultants, advisors, vendors, customers, suppliers or lenders in exchange for consideration in the form of goods or services, as of March 31, 2017.
(b)	Includes the weighted average exercise price of outstanding options, warrants, and rights identified in (a).

Certain Relationships and Related Transactions

Related Party Transactions

There have been no other transactions between us and any officer, director, or any stockholder owning greater than five percent (5%) of our outstanding voting shares, or any member of the above referenced individual’s immediate family, since the beginning of the Company’s last fiscal year, and there is not currently any proposed transaction, in which the Company was or is to be a participant, where the amount involved exceeds $120,000, and in which we had or will have a direct or indirect material interest, except as set forth below or otherwise disclosed above under “Named Executive Officer Compensation”, “Employment Agreements” and “Service Agreements”,which information, as applicable, is incorporated by reference into this “Certain Relationships and Related Transactions” section.

On April 11, 2016, we, Target Alliance London Limited (“TALL”), and Silver Star Oil Company (“Silver Star”), entered into an Assignment, Assumption and Amendment to Line of Credit and Notes Agreement (the “Assignment Agreement”). Pursuant to the Assignment Agreement, Silver Star assigned its rights under that certain Non-Revolving Line of Credit Agreement dated August 30, 2015 and effective August 28, 2015 (the “Line of Credit”) and ownership of a $200,000 Convertible Promissory Note issued by us to Silver Star thereunder dated February 10, 2016, to be effective on February 8, 2016 (the “February Note”), to TALL in consideration for $200,000. Additionally, Silver Star provided us a release from any liability in connection with the Line of Credit and prior Convertible Promissory Notes issued to Silver Star by us. The Assignment Agreement also amended the Line of Credit and terms of any future Convertible Promissory Notes issued thereunder, to (a) decrease the total amount available for borrowing under the Line of Credit to $1.8 million (previously we had the right to borrow up to $2.4 million thereunder), unless the parties mutually agree to provide for loans of up to $2.4 million (provided that $1 million has already been borrowed under such Line of Credit to date); (b) increased the monthly advance limit under the Line of Credit from $200,000 to $250,000 per month; (c) increased the conversion price of any future notes issued under the Line of Credit to $3.25 per share (previously the conversion price was $1.50 per share, provided that the conversion price of the February Note remained at $1.50 per share); (d) amended the requirements for us to seek stockholder approval of the issuance of shares of common stock upon conversion of the notes to require us to seek stockholder approval at the same time as we seek stockholder approval for the shares issuable pursuant to the terms of our December 2015 Asset Purchase Agreement; (e) ratified the addition of a 9.99% ownership blocker to the February Note and any future notes issued under the Line of Credit; and (f) formally removed certain transaction approval rights under the Line of Credit which previously required us to receive approval of Silver Star in the event we desired to enter into certain transactions outside the usual course of business.

The Assignment Agreement also extended the due date of the February Note and all future notes issued under the Line of Credit to April 11, 2017. As additional consideration for TALL agreeing to the terms of the Assignment Agreement, we agreed, subject to NYSE MKT listing approval and where applicable stockholder approval under applicable NYSE MKT rules and regulations, to grant TALL warrants to purchase 51,562 shares of common stock at an exercise price of $3.25 per share, for each $250,000 loaned pursuant to the terms of the amended Line of Credit. The February Note has since been fully converted into common stock.

We issued a Convertible Promissory Note to Debra Herman, an assignee of HFT Enterprises, LLC (“HFT”) under a March 29, 2016, Convertible Promissory Note Purchase Agreement, which Mrs. Herman became party to pursuant to a joinder agreement, in the amount of $150,000 (the “Convertible Note”). The Convertible Note was due and payable on April 26, 2017, accrued interest at the rate of 6% per annum (15% upon the occurrence of an event of default), and allowed the holder thereof the right to convert the principal and interest due thereunder into common stock of the Company at a conversion price of $1.50 per share. The Convertible Note has since been fully converted into common stock.

At no time may the Convertible Note be converted, or the warrants be exercised, into shares of our common stock if such conversion or exercise, as applicable, would result in the holder of such security and its affiliates owning an aggregate of in excess of 9.99% of the then outstanding shares of our common stock, subject to the ability of holder to modify such limitation with 61 days prior written notice to us.

We also granted to Debra Herman, as an assignee of HFT, warrants to purchase 124,285 shares of common stock with an exercise price of $1.50 per share. The warrants were granted to Mrs. Herman pursuant to the terms of a joinder agreement entered into between the parties. No warrants are due to HFT.

Effective January 31, 2017, we borrowed $1,000,000 from Alan Dreeben, who was formally one of our directors, pursuant to a short-term promissory note. The short-term promissory note has a principal balance of $1,050,000 (the $1,000,000 principal amount borrowed plus a $50,000 original issue discount), accrues interest at 6% per annum and has a maturity date of January 31, 2018 and contains standard and customary events of default. As additional consideration for Mr. Dreeben agreeing to make the loan, we agreed to issue Mr. Dreeben 40,000 restricted shares of common stock. The note is secured by a deed of trust on certain of our properties. The January 31, 2017 note has a balance as of the date of this proxy statement of approximately $1,023,333.

It is our policy that any future material transactions between us and members of management or their affiliates shall be on terms no less favorable than those available from unaffiliated third parties.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely upon our review of the Section 16(a) filings that have been furnished to us and representations by our directors and executive officers (where applicable), we believe that all filings required to be made under Section 16(a) during fiscal 2017 and through the date of this filing, were timely made, except that Anthony C. Schnur, our former Chief Executive Officer and director, inadvertently failed to timely report two transactions on Form 4; Alan Dreeben, our former director, Richard N. Azar II, our director and Robert D. Tips, our former director (Mr. Azar is also our Interim Chief Executive Officer), inadvertently failed to timely file a Form 3 in connection with their appointments as directors of the Company; Kenneth Sanders, our former Chief Operating Officer, inadvertently failed to timely file a Form 3 in connection with his appointment as an executive officer of the Company and inadvertently failed to timely report two transactions on Form 4; and Paul Pinkston, our former Chief Accounting Officer, inadvertently failed to timely report two transactions on Form 4.

Pursuant to SEC rules, we are not required to disclose in this filing any failure to timely file a Section 16(a) report that has been disclosed by us in a prior annual report or proxy statement.

Code of Ethics

The Company adopted a Code of Ethics that applies to all of its directors, officers, employees, consultants, contractors and agents of the Company. The Code of Ethics has been reviewed and approved by the Board.

You can access our Code of Conduct on our website at www.camber.energy, and any stockholder who so requests may obtain a free copy of our Code of Ethics by submitting a written request to our Secretary.

We intend to disclose any amendments to our Code of Ethics and any waivers with respect to our Code of Ethics granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our website at www.camber.energy within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Ethics to any such officers or employees.

Whistleblower Protection

The Company adopted a Whistleblower Protection Policy that applies to all of its directors, officers, employees, consultants, contractors and agents of the Company. The Whistleblower Policy has been reviewed and approved by the Board.

You can access our Whistleblower Policy on our website at www.camber.energy, and any stockholder who so requests may obtain a free copy of our Whistleblower Policy by submitting a written request to our Secretary. The Whistleblower Policy has been reviewed and approved by the Board.

Dissenters’ Rights

Under Nevada law there are no dissenters’ rights available to our stockholders in connection with any of the proposals.

Other Matters

Our Annual Report to Stockholders on Form 10-K covering the fiscal year ended March 31, 2017, our Quarterly Reports on Form 10-Q and other information are available on our website (www.camber.energy) and may also be obtained by calling (713) 528-1881 or writing to the address below:

Camber Energy, Inc.

404 Broadway, Suite 425

San Antonio, Texas 77067

Attn: Secretary

The persons designated to vote shares covered by our Board’s proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

Stockholder Proposals for 2019 Annual Meeting of Stockholders and 2019 Proxy Materials

Proposals of holders of our voting securities intended to be presented at our 2019 annual meeting of stockholders and included in our proxy statement and form of proxy relating to such meeting pursuant to Rule 14a-8 of Regulation 14A must be received by us, addressed to our Secretary, at our principal executive offices at 404 Broadway, Suite 425, San Antonio, Texas 77067, not earlier than the close of business on , 2018, and not later than the close of business on , 2018, together with written notice of the stockholder’s intention to present a proposal for action at the fiscal 2019 annual meeting of stockholders, unless our annual meeting date occurs more than 30 days before or 30 days after January , 2019. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the fiscal 2018 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if the first public announcement of the date of the Annual Meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting. The notice must be personally delivered to the Company or sent by first class certified mail, return receipt requested, postage prepaid, and must include the name and address of the stockholder, the number of voting securities held by the stockholder of record, a statement that the stockholder holds such shares beneficially and the text of the proposal to be presented for vote at the meeting, a statement in support of the proposal, and must otherwise comply with Rule 14a-8 of Regulation 14A and the requirements of our Bylaws.

The proposal should state as clearly as possible the proposal and should be accompanied by a supporting statement. The proposal, including the accompanying supporting statement, may not exceed 500 words. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable rules and requirements. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Nominations for Directors

The Nominating and Governance Committee will consider qualified director candidates recommended in good faith by stockholders, provided those nominees meet the requirements of NYSE American and applicable federal securities law. The Nominating and Governance Committee’s evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. Any stockholder wishing to recommend a nominee should submit the candidate’s name, credentials, contact information and his or her written consent to be considered as a candidate. These recommendations should be submitted in writing to the Company, Attn: Secretary, Camber Energy, Inc., 404 Broadway, Suite 425, San Antonio, Texas 77067. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership. The Committee may request further information about stockholder recommended nominees in order to comply with any applicable laws, rules or regulations or to the extent such information is required to be provided by such stockholder pursuant to any applicable laws, rules or regulations.

Documents Incorporated by Reference

In accordance with Item 13(b)(2) of the SEC’s Schedule 14A, certain financial and other information required to be disclosed in connection with “Proposal 4 - Approval of the issuance of such number of shares of common stock exceeding 19.99% of our outstanding common stock, issuable upon conversion of the 1,684 shares of Series C Preferred Stock, including shares issuable for dividends and conversion premiums thereon, sold and agreed to be sold pursuant to that certain Stock Purchase Agreement dated October 5, 2017, and to approve the terms of such October 2017 Purchase Agreement”, beginning on page 23 and “Proposal 5 - Approval of the issuance of 120,000 shares of common stock to our former CEO as part of a Severance Agreement and Release”, beginning on page 29, of this proxy statement are incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended March 31, 2017, as filed with the SEC on July 14, 2017, a copy of which has been made available with this proxy statement, and specifically to the sections included therein entitled as follows: (i) “Selected Financial Data”; (ii) “Financial Statements and Supplementary Data”; (iii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (iv) “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure”; and (v) “Quantitative and Qualitative Disclosures About Market Risk”.  We are delivering to security holders with this proxy statement the aforementioned information incorporated by reference in accordance with Item 13(b)(2) of Schedule 14A.

Sincerely,

/s/ Richard N. Azar II
Richard N. Azar II
Interim Chief Executive Officer

San Antonio, Texas

November , 2017

APPENDIX A

*090204*

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Camber Energy, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)
Article Four Capital Stock is deleted and replaced in its entirety with Article Four set forth on the attachment hereto (which shall have no effect on any previously designated series of preferred stock)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 1-5-15

ARTICLE FOUR. CAPITAL STOCK

A.	General Authorization.

The Corporation has the authority to issue Five Hundred Ten Million (510,000,000) shares of stock consisting of:

(1)	Common Stock. Five Hundred Million (500,000,000) shares of common stock, having a par value of $0.001 per share (the “Common Stock”); and

(2)	Preferred Stock. Ten Million (10,000,000) shares of Preferred Stock having a par value of $0.001 per share (the “Preferred Stock”).

All capital stock when issued shall be fully paid and nonassessable. No holder of shares of stock of this Corporation is entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter issue.

B.	Common Stock.

(1)	Number of Shares. The Common Stock shall consist of Five Hundred Million (500,000,000) shares.

(2)	Voting. Except as provided in these Articles of Incorporation or by applicable law, each holder of Common Stock is entitled to one vote for each share of Common Stock held of record on all matters as to which Common Stockholders are entitled to vote, which voting rights shall not be cumulative in any election of Directors.

(3)	Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of Preferred Stock and except as may be provided by the laws of the State of Nevada, the Common Stockholders shall have all other rights of stockholders.

C.	Preferred Stock.

Subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Corporation:

(1)	The designation of such class or series, the number of shares to constitute such class or series which may be increased (but not below the number of shares of that class or series then outstanding) by a resolution of the Board of Directors;

(2)	Whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights;

(3)	The dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any share of stock of any other class or any other shares of the same class;

(4)	Whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption or a formula to determine the times, prices and such other conditions;

(5)	The amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(6)	Whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(7)	Whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchanges;

(8)	The limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of the Common Stock or shares of stock of any other class or any other series of the same class;

(9)	The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

(10)	The ranking (be it pari passu, junior or senior) of each class or series vis-à-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters;

(11)	Facts or events to be ascertained outside the articles of incorporation of the Corporation, or the resolution establishing the class or series of stock, upon which any rate, condition or time for payment of distributions on any class or series of stock is dependent and the manner by which the fact or event operates upon the rate, condition or time of payment;

(12)	Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of the Articles of Incorporation of this Corporation, to the full extent permitted by the laws of the State of Nevada.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

APPENDIX B

*090204*

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
Camber Energy, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)
Article Four Capital Stock is deleted and replaced in its entirety with Article Four set forth on the attachment hereto (which shall have no effect on any previously designated series of preferred stock)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 1-5-15

ARTICLE FOUR. CAPITAL STOCK

A.	General Authorization.

The Corporation has the authority to issue Five Hundred Ten Million (510,000,000) shares of stock consisting of:

(1)	Common Stock. Five Hundred Million (500,000,000) shares of common stock, having a par value of $0.001 per share (the “Common Stock”); and

(2)	Preferred Stock. Ten Million (10,000,000) shares of Preferred Stock having a par value of $0.001 per share (the “Preferred Stock”).

All capital stock when issued shall be fully paid and nonassessable. No holder of shares of stock of this Corporation is entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter issue.

B.	Common Stock.

(1)	Number of Shares. The Common Stock shall consist of Five Hundred Million (500,000,000) shares.

(2)	Voting. Except as provided in these Articles of Incorporation or by applicable law, each holder of Common Stock is entitled to one vote for each share of Common Stock held of record on all matters as to which Common Stockholders are entitled to vote, which voting rights shall not be cumulative in any election of Directors.

(3)	Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of Preferred Stock and except as may be provided by the laws of the State of Nevada, the Common Stockholders shall have all other rights of stockholders.

C.	Preferred Stock.

Subject to the terms contained in any designation of a series of Preferred Stock, the Board of Directors is expressly authorized, at any time and from time to time, to fix, by resolution or resolutions, the following provisions for shares of any class or classes of Preferred Stock of the Corporation:

(1)	The designation of such class or series, the number of shares to constitute such class or series which may be increased (but not below the number of shares of that class or series then outstanding) by a resolution of the Board of Directors;

(2)	Whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights;

(3)	The dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any share of stock of any other class or any other shares of the same class;

(4)	Whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption or a formula to determine the times, prices and such other conditions;

(5)	The amount or amounts payable upon shares of such series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(6)	Whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(7)	Whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of the same class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchanges;

(8)	The limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of the Common Stock or shares of stock of any other class or any other series of the same class;

(9)	The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of such class or series or of any other series of the same class or of any other class;

(10)	The ranking (be it pari passu, junior or senior) of each class or series vis-à-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters;

(11)	Facts or events to be ascertained outside the articles of incorporation of the Corporation, or the resolution establishing the class or series of stock, upon which any rate, condition or time for payment of distributions on any class or series of stock is dependent and the manner by which the fact or event operates upon the rate, condition or time of payment;

(12)	Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of the Articles of Incorporation of this Corporation, to the full extent permitted by the laws of the State of Nevada.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Reverse Stock Split of Outstanding Common Stock

Effective as of the effective date set forth under “Effective date and time of filing” on this Certificate of Amendment to Articles of Incorporation (or in the absence of such date, on the date such Amendment to the Articles of Incorporation is filed with the Secretary of State of Nevada)(the “Effective Time”), every [10 to 50, depending on the final ratio approved by the Board of Directors] shares of the Corporation’s common stock (but not any shares of Preferred Stock), issued and outstanding immediately prior to the Effective Time, or held in treasury prior to the Effective Time (collectively the “Old Capital Stock”), shall be automatically reclassified and combined into One (1) share of common stock (the “Reverse Stock Split”). Any stock certificate that, immediately prior to the Effective Time, represented shares of Old Capital Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares as equals the quotient obtained by dividing the number of shares of Old Capital Stock represented by such certificate immediately prior to the Effective Time by [10 to 50, depending on the final ratio approved by the Board of Directors] , subject to any adjustments for fractional shares as set forth below; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Capital Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of capital stock to which such person is entitled under the foregoing reclassification. No fractional shares of capital stock shall be issued as a result of the Reverse Stock Split. In lieu of any fractional share of capital stock to which a stockholder would otherwise be entitled, the Corporation shall issue that number of shares of capital stock as rounded up to the nearest whole share. The Reverse Stock Split shall have no effect on the number of authorized shares of capital stock, previously designated series of preferred stock (except to the extent such split adjusts the conversion ratio thereof) or the par value thereof as set forth above in the preceding paragraphs.

APPENDIX C

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made and entered into on October 4, 2017 (“Effective Date”), by and between Camber Energy, Inc., a Nevada corporation (“Company”), and the investor whose name appears on the signature page hereto (“Investor”).

Recitals

A.

The parties desire that, upon the terms and subject to the conditions herein, Investor will purchase $16 million in shares of Series C Redeemable Convertible Preferred Stock of the Company; and

B.

The offer and sale of the Securities provided for herein are being made pursuant to the exemptions from registration under Section 4(a)(2) of the Act as a transaction by an issuer not involving any public offering, and as an offshore private placement of restricted securities pursuant to Regulation S and Rule 506 of Regulation D.

Agreement

In consideration of the foregoing, the receipt and adequacy of which are hereby acknowledged, Company and Investor agree as follows:

I.

Definitions. In addition to the terms defined elsewhere in this Agreement and the Transaction Documents, capitalized terms that are not otherwise defined have the meanings set forth in the Glossary of Defined Terms attached hereto as Exhibit 1 or the other Transaction Documents.

II.

Purchase and Sale.

A.

Purchase Amount. Subject to the terms and conditions herein and the satisfaction of the conditions to Closings set forth below, Investor hereby irrevocably agrees to purchase 1,684 Preferred Shares of Company at $10,000.00 per share with a 5.0% original issue discount (“OID”) for the sum of $16,000,000.00 (“Purchase Amount”).

B.

Deliveries. The following documents will be fully executed and delivered at the Closing:

1.

This Agreement;

2.

Legal Opinion, in the form attached hereto as Exhibit 2;

3.

Officer’s Certificate, in the form attached hereto as Exhibit 3;

4.

Secretary’s Certificate, in the form attached hereto as Exhibit 4; and

5.

A stock certificate or transfer Agent book entry for the number of purchased Preferred Shares in the name of Investor.

C.

Closing Conditions. The consummation of the transactions contemplated by this Agreement (each, a “Closing”) is subject to the satisfaction of each of the following conditions:

1.

All documents, instruments and other writings required to be delivered by Company to Investor pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein have been fully executed and delivered, including without limitation those enumerated in Section II.B above;

2.

Except as described on Schedule II.C.2 with regard to the first four Closings only, the Common Stock is listed for and currently trading on the same or higher Trading Market and, subject to Section IV.L below, Company is in compliance with all requirements to maintain listing on the Trading Market, and there is no notice of any suspension or delisting with respect to the trading of the shares of Common Stock on such Trading Market

3.

The representations and warranties of Company and Investor set forth in this Agreement are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which will be true as of such date);

4.

Except for those prior breaches known or identified by Investor prior to the Effective Date, no material breach or default has occurred under any Transaction Document or any other agreement between Company and Investor;

5.

Except as described on Schedule II.C.5 with regard to the first four Closings only, Company has duly authorized shares of Common Stock reserved for issuance to Investor in an amount equal to thrice the number of shares sufficient to immediately issue all Conversion Shares potentially issuable under this Agreement and any other agreements with Investor at such time;

6.

Except as described on Schedule II.C.6 with regard to the first four Closings only, there is not then in effect any law, rule or regulation prohibiting or restricting the transactions contemplated in any Transaction Document, or requiring any consent or approval which will not have been obtained, other than Approval, nor is there any completed, pending, threatened or, to Company’s knowledge, contemplated proceeding or investigation which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement, including without limitation the sale, issuance, listing, trading, or resale of any Shares on the Trading Market; no statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the transactions contemplated by this Agreement, and no actions, suits or proceedings will be completed, in progress, pending, threatened or, to Company’s knowledge, contemplated by any person other than Investor or any Affiliate of Investor, that seek to enjoin or prohibit the transactions contemplated by this Agreement;

7.

Any rights of first refusal, preemptive rights, rights of participation, or any similar right to participate in the transactions contemplated by this Agreement, if any, have been waived in writing; and

8.

Except with regard to the initial Closing only, Company has obtained Approval and listing of all Conversion Shares on NYSE American.

D.

Initial Closing. Immediately when all conditions set forth in Section II.C have been fully satisfied, Company will issue and sell to Investor and Investor will purchase 212 Preferred Shares by payment to Company of $2,000,000.00, by wire transfer of immediately available funds to an account designated by Company.

E.

Subsequent Closings. Subject to the terms and conditions herein, 10 days after the initial Closing Investor will purchase 106 Preferred Shares by payment to Company of $1,000,000.00, 10 days after the second Closing Investor will purchase 105 Preferred Shares by payment to Company of $1,000,000.00, 10 days after the third Closing Investor will purchase 105 Preferred Shares by payment to Company of $1,000,000.00, 10 days after the fourth Closing Investor will purchase 105 Preferred Shares by payment to Company of $1,000,000.00, 30 days after the fifth Closing Investor will purchase 525 Preferred Shares by payment to Company of $5,000,000.00, and 30 days after the sixth Closing Investor will purchase 525 Preferred Shares by payment to Company of $5,000,000.00; provided that on each respective Closing date, all conditions in Section II.C must have been fully satisfied as of such date, with respect to the second through fifth Closings the Floor Price and Base Volume must have occurred, and with respect to the final two Closings five times the Base Volume must have occurred since the prior Closing, and that if such conditions and Base Volume are not met on the date initially set for such Closing, each Closing will occur as soon thereafter as they are met. At each subsequent Closing, Company will issue and deliver to Investor a Transfer Agent book entry representing the purchased Preferred Shares, and Investor will purchase and make payment for the specified number of additional Preferred Shares by payment to Company of the relevant amount by wire transfer of immediately available funds to an account designated by the Company.

III.

Representations and Warranties.

A.

Representations Regarding Transaction. Except as set forth under the corresponding section of the Disclosure Schedules, if any, Company hereby represents and warrants to, and as applicable covenants with, Investor as of the Closing:

1.

Organization and Qualification. Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Neither Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, except as would not reasonably be expected to result in a Material Adverse Effect. Each of Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect and there is no completed, pending or, to the knowledge of Company, contemplated or threatened proceeding in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.

Authorization; Enforcement. Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Transaction Documents by Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Company and no further consent or action is required by Company. Each of the Transaction Documents has been, or upon delivery will be, duly executed by Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Company, enforceable against Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

3.

No Conflicts. The execution, delivery and performance of the Transaction Documents by Company, the issuance and sale of the Shares and the consummation by Company of the other transactions contemplated thereby do not and will not (a) conflict with or violate any provision of Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing Company or Subsidiary debt or otherwise) or other understanding to which Company or any Subsidiary is a party or by which any property or asset of Company or any Subsidiary is bound or affected, (c) conflict with or result in a violation of any material law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Company or a Subsidiary is subject (including U.S. federal and state securities laws and regulations), or by which any material property or asset of Company or a Subsidiary is bound or affected, or (d) conflict with or violate the terms of any material agreement by which Company or any Subsidiary is bound or to which any property or asset of Company or any Subsidiary is bound or affected; except in the case of each of clauses (b), (c) and (d), such as would not reasonably be expected to result in a Material Adverse Effect.

4.

Litigation. Except as set forth in Schedule III.A.4, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending, threatened, or, to the knowledge of Company, contemplated against or affecting Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which would reasonably be expected to adversely affect or challenge the legality, validity or enforceability of any of the Transaction Documents or the issuance, listing, trading, or resale of any Shares on the Trading Market. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Company or any Subsidiary under the Exchange Act or the Act.

5.

Filings, Consents and Approvals. Except as set forth in Schedule III.A.5, neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by Company of the Transaction Documents, other than required federal and state securities filings and such filings and approvals as are required to be made or obtained under the applicable Trading Market rules in connection with the transactions contemplated hereby, each of which has been, or if not yet required to be filed will be, timely filed.

6.

Issuance of Shares. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

7.

Disclosure; Non-Public Information. Company will issue a press release and timely file a current report on Form 8-K (“Current Report”) by 8:30 am Eastern time on the Trading Day after the Effective Date describing the material terms and conditions of this Agreement, a copy of which will be provided to Investor prior to the Effective Date. All information that Company has provided to Investor that constitutes or might constitute material, non-public information will be included in the Current Report. Notwithstanding any other provision, except with respect to information that will be, and only to the extent that it actually is, timely publicly disclosed by Company pursuant to the foregoing sentence, neither Company nor any other Person acting on its behalf has provided Investor or its representatives, agents or attorneys with any information that constitutes or might constitute material, non-public information, including without limitation this Agreement and the Exhibits and Disclosure Schedules hereto. No information contained in the Disclosure Schedules constitutes material non-public information. There is no adverse material information regarding Company that has not been publicly disclosed prior to the Effective Date. Company understands and confirms that Investor will rely on the foregoing representations and covenants in effecting transactions in securities of Company. All disclosure provided to Investor regarding Company, its business and the transactions contemplated hereby, including without limitation the Disclosure Schedules, furnished by or on behalf of Company with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

8.

No Integrated Offering. Neither Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering to be integrated with prior offerings by Company that cause a violation of the Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Trading Market.

9.

Financial Condition. Except as set forth on Schedule III.A.9, the Public Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of Company or any Subsidiary, or for which Company or any Subsidiary has commitments, and any material default with respect to any Indebtedness. Company does not intend to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be payable on or in respect of its debt.

10.

Section 5 Compliance. No representation or warranty or other statement made by Company in the Transaction Documents contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading. Company is not aware of any facts or circumstances that would cause the transactions contemplated by the Transaction Documents, when consummated, to violate Section 5 of the Act or other federal or state securities laws or regulations.

11.

Investment Company. Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Preferred Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

12.

Acknowledgments Regarding Investor. Company’s decision to enter into this Agreement has been based solely on the independent evaluation by Company and its representatives, and Company acknowledges and agrees that:

a.

Investor is not, has never been, and as a result of the transactions contemplated by the Transaction Documents will not become an officer, director, insider, control person, to Company’s knowledge, 10% or greater shareholder, or otherwise an affiliate of Company as defined under Rule 12b-2 of the Exchange Act;

b.

Investor and Investor’s representatives have not made and do not make any representations, warranties or agreements with respect to the Shares, this Agreement, or the transactions contemplated by the Transaction Documents other than those specifically set forth in Section III.C below; Company has not relied upon, and expressly disclaims reliance upon, any and all written or oral statements or representations made by any persons prior to this Agreement;

c.

The conversion of Preferred Shares and resale of Conversion Shares will result in dilution, which may be substantial; the number of Conversion Shares will increase in certain circumstances; and Company’s obligation to issue and deliver Conversion Shares in accordance with this Agreement and the Certificate of Designations is absolute and unconditional regardless of the dilutive effect that such issuances may have; and

d.

Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby; neither Investor nor any of its Affiliates, agents or representatives has or is acting as a legal, financial, investment, accounting, tax or other advisor to Company, or fiduciary of Company, or in any similar capacity; neither Investor nor any of its Affiliates, agents or representatives has provided any legal, financial, investment, accounting, tax or other advice to Company; any statement made in connection with this Agreement or the transactions contemplated hereby is not advice or a recommendation, and is merely incidental to Investor’s purchase of the Shares.

13.

Prior Agreements. Investor has at all times fully and completely complied in all respects with the Prior Agreements. All Delivery Notices and all calculations relating to the Prior Agreements provided to Company by Investor or its representatives prior to the Effective Date of this Agreement were and are fully correct and accurate in all respects. All Delivery Notices and calculations provided to Company by Investor or its representatives prior to the Effective Date are hereby acknowledged and deemed to be correct for any and all purposes.

14.

Approval. Shareholder approval for the Prior Securities was obtained on August 23, 2016. The limitations of Section I.G.7.b of Certificate of Designations will not apply to the Preferred Shares. Company will obtain an exception to any shareholder approval requirement from NYSE American or obtain shareholder approval.

15.

No Bad Actor Disqualification. Neither Company, any predecessor of Company, any affiliate of Company, any director, executive officer, other officer of Company participating in the offering, or any beneficial owner of 20% or more of Company’s outstanding voting equity securities is subject to any bad actor disqualification as provided in Rule 506(d) of Regulation D, and Company is not aware of any facts or circumstances that, with the passage of time, would reasonably be expected to cause such disqualification.

16.

Offshore Transaction. Company has not, and will not, engage in any directed selling efforts in the United States in respect of the Shares. Company and its Affiliates have complied, and will comply, with the offering restriction requirements of Regulation S. Company has offered, and will offer, the Shares only to Investor.

17.

Shell Status. Company is not now and has never been a shell company as defined in Rule 12b-2 of the Exchange Act.

B.

Representations Regarding Company. Except as set forth in any Public Reports or attached exhibits as of the Effective Date, or under the corresponding section of the Disclosure Schedules, if any, Company hereby represents and warrants to, and as applicable covenants with, Investor as of the Closing:

1.

Capitalization. The capitalization of the Company as of the Effective Date is as described in the Public Reports. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents which has not been waived or satisfied. Except as a result of the purchase and sale of the Shares, the Prior Securities, or as otherwise disclosed on Schedule III.B.1, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. The issuance and sale of the Shares will not obligate Company to issue shares of Common Stock or other securities to any Person, other than Investor, and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange, or reset price under such securities. All of the outstanding shares of capital stock of Company are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as disclosed on Schedule III.B.1, no further approval or authorization of any stockholder, the Board of Directors of Company or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to Company’s capital stock to which Company is a party or, to the knowledge of Company, between or among any of Company’s stockholders.

2.

Subsidiaries. All of the direct and indirect subsidiaries of Company are set forth in the Public Reports or the corresponding section of the Disclosure Schedules. Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of such directly or indirectly owned capital stock or other equity interests are owned free and clear of any Liens. All the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive and similar rights to subscribe for or purchase securities.

3.

Public Reports; Financial Statements. Except with regard to the Quarterly Report on Form 10-Q for the period ending June 30, 2017 which will be filed within 30 days after the Effective Date, Company has filed all required Public Reports for the one year preceding the Effective Date. As of their respective dates or as subsequently amended, the Public Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the Public Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Company included in the Public Reports, as amended, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.

Material Changes. Since the end of the most recent year for which an Annual Report on Form 10-K has been filed with the Commission, except as disclosed on Schedule III.B.4, (a) there has been no event, occurrence or development that has had, or that would reasonably be expected to result in, a Material Adverse Effect, (b) Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (ii) liabilities not required to be reflected in Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) Company has not altered its method of accounting, (d) Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (e) Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. Company does not have pending before the Commission any request for confidential treatment of information.

5.

Litigation. Except as disclosed on Schedule III.B.8, there is no Action completed, pending, threatened or, to the knowledge of Company, contemplated, that would reasonably be expected to result in a Material Adverse Effect. Neither Company nor any Subsidiary, nor any director or officer thereof, nor to the knowledge of Company any greater than 5% shareholder or any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, is not pending or threatened, or to the knowledge of Company, is not contemplated, any investigation by the Commission, Department of Justice or law enforcement involving Company or any current or former director or officer of Company, or to the knowledge of Company greater than 5% shareholder of Company.

6.

No Bankruptcy. There has not been any petition or application filed, or any judicial or administrative proceeding commenced which has not been discharged, by or against the Company or any Subsidiary or with respect to any of the properties or assets of Company or any Subsidiary under any applicable law relating to bankruptcy, insolvency, reorganization, fraudulent transfer, compromise, arrangement of debt, creditors’ rights and no assignment has been made by the Company or any Subsidiary for the benefit of creditors.

7.

Labor Relations. No material labor dispute exists or, to the knowledge of Company, is imminent with respect to any of the employees of Company, which would reasonably be expected to result in a Material Adverse Effect.

8.

Compliance. Except as disclosed on Schedule III.B.8 with regard to the initial Closing only, neither Company nor any Subsidiary (a) is in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Company or any Subsidiary under), nor has Company or any Subsidiary received notice of a claim that it is in material default under or that it is in material violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any order of any court, arbitrator or governmental body, or (c) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as would not reasonably be expected to have a Material Adverse Effect.

9.

Regulatory Permits. Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Public Reports, except where the failure to possess such permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

10.

Title to Assets. Except as disclosed on Schedule III.B.10, Company and each Subsidiary have good and marketable title in fee simple to all real property owned by them that is material to the business of Company and each Subsidiary and good and marketable title in all personal property owned by them that is material to the business of Company and each Subsidiary, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Company and each Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by Company and each Subsidiary are held by them under valid, subsisting and enforceable leases of which Company and each Subsidiary are in compliance.

11.

Patents and Trademarks. Company and each Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Public Reports and which the failure to so have would have a Material Adverse Effect (collectively, “Intellectual Property Rights”). Neither Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of Company or each Subsidiary.

12.

Insurance. Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Company and each Subsidiary are engaged, including but not limited to directors and officers insurance coverage at least equal to the Purchase Amount. To Company’s knowledge, such insurance contracts and policies are accurate and complete in all material respects. Neither Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without an increase in cost that would constitute a Material Adverse Effect.

13.

Transactions with Affiliates and Employees. None of the officers or directors of Company and, to the knowledge of Company, none of the employees of Company is presently a party to any transaction with Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Company and (iii) for other employee benefits, including stock option agreements under any equity incentive plan of Company.

14.

Sarbanes-Oxley; Internal Accounting Controls. Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, which are applicable to it as of the date of the Closing. Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of Company’s disclosure controls and procedures based on their evaluations as of the evaluation date. Since the date of the most recently filed periodic Public Report, there have been no significant changes in Company’s internal accounting controls or its disclosure controls and procedures or, to Company’s knowledge, in other factors that could materially affect Company’s internal accounting controls or its disclosure controls and procedures.

15.

Certain Fees. No brokerage or finder’s fees or commissions are or will be payable to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. Notwithstanding any other provision, Investor will have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

16.

Registration Rights. Except as disclosed on Schedule III.B.16 no Person has any right to cause Company to effect the registration under the Act of any securities of Company.

17.

Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12 of the Exchange Act, and Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed on Schedule III.B.17, Company has not, in the 12 months preceding the Effective Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that Company is not in compliance with the listing or maintenance requirements of such Trading Market. Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

18.

Application of Takeover Protections. Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Investor as a result of Investor and Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation Company’s issuance of the Shares and Investor’s ownership of the Shares.

19.

Tax Status. Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes). Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statute or local tax. None of Company’s tax returns is presently being audited by any taxing authority. Company would not be classified as a PFIC for its most recently completed taxable year, and does not expect to be classified as a PFIC for its current taxable year.

20.

Foreign Corrupt Practices. Neither Company, nor to the knowledge of Company, any agent or other person acting on behalf of Company, has (a) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by Company, or made by any person acting on its behalf of which Company is aware, which is in violation of law, or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

21.

Accountants. Company’s accountants are set forth in the Public Reports and such accountants are an independent registered public accounting firm.

22.

No Disagreements with Accountants or Lawyers. There are no material disagreements presently existing, or reasonably anticipated by Company to arise, between Company and the accountants or lawyers formerly or presently employed by Company.

23.

Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary, except such as would not reasonably be expected to result in a Material Adverse Effect.

24.

Computer and Technology Security. Company has taken all reasonable steps to safeguard the information technology systems utilized in the operation of the business of Company, including the implementation of procedures to minimize the risk that such information technology systems have any disabling codes or instructions, timer, copy protection device, clock, counter or other limiting design or routing and any back door, virus, malicious code or other software routines or hardware components that in each case permit unauthorized access or the unauthorized disablement or unauthorized erasure of data or other software by a third party, and, to Company’s knowledge, to date there have been no successful unauthorized intrusions or breaches of the security of the information technology systems.

25.

Data Privacy. Company has: (a) complied with, and is presently in compliance with, all applicable laws in connection with data privacy, information security, data security and/or personal information; (b) complied with, and is presently in material compliance with, its policies and procedures applicable to data privacy, information security, data security, and personal information; (c) not experienced any incident in which personal information or other sensitive data was or may have been stolen or improperly accessed; and Company is not aware of any facts suggesting the likelihood of the foregoing, including without limitation, any breach of security or receipt of any notices or complaints from any Person regarding personal information or other data.

C.

Representations and Warranties of Investor. Investor hereby represents and warrants to Company as of the Closing as follows:

1.

Organization; Authority. Investor is an entity validly existing and in good standing under the laws of the jurisdiction of its organization with full right, company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary company or similar action on the part of Investor. Each Transaction Document to which it is a party has been, or will be, duly executed by Investor, and when delivered by Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of Investor, enforceable against it in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

2.

Investor Status. At the time Investor was offered the Preferred Shares, it was, and at the Effective Date it is: (a) an accredited investor as defined in Rule 501(a) under the Act; (b) not a registered broker-dealer, member of FINRA, or an affiliate thereof; and (c) not a U.S. Person, and is not acquiring the Preferred Shares for the account or beneficial ownership of any U.S. Person.

3.

Experience of Investor. Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Investor is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

4.

Ownership. Investor is acquiring the Preferred Shares as principal for its own account. Investor will not engage in hedging transactions with regard to the Conversion Shares unless in compliance with the Act. Investor will not resell, transfer or assign the Preferred Shares, and will resell the Conversion Shares only pursuant to registration under the Act or an available exemption therefrom.

5.

No Short Sales. Neither Investor nor any Affiliate holds any short position in, nor has engaged in any Short Sales of the Common Stock, or engaged in any hedging transactions with regard to the Shares prior to the Effective Date.

IV.

Securities and Other Provisions.

A.

Investor Due Diligence. Investor will have the right and opportunity to conduct customary due diligence with respect to any Registration Statement or Prospectus in which the name of Investor or any Affiliate of Investor appears.

B.

Furnishing of Information. Within 30 days after the Effective Date the Company will file its Quarterly Report on Form 10-Q for the period ended June 30, 2017, and thereafter for as long as Investor owns any Shares, Company will timely file all reports required to be filed by Company pursuant to the Exchange Act. As long as Investor owns any Shares, Company will prepare and make publicly available such information as is required for Investor to sell its Conversion Shares under Rule 144. Company further covenants that, as long as Investor owns any Shares, Company will take such further action as Investor may reasonably request, all to the extent required from time to time to enable Investor to sell its Conversion Shares without registration under the Act within the limitation of the exemptions provided by Rule 144.

C.

Integration. Company will not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security, as defined in Section 2 of the Act, that would be integrated with the offer or sale of the Shares to Investor for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

D.

Disclosure and Publicity. Company will provide to Investor for review and approval prior to filing or issuing any current, periodic or public report, proxy or registration statement, press release, public statement or communication relating to or referencing Investor, any Transaction Documents or the transactions contemplated thereby.

E.

Shareholders Rights Plan. No claim will be made or enforced by Company or, to the knowledge of Company, any other Person that Investor is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by Company, or that Investor could be deemed to trigger the provisions of any such plan or arrangement, in either such case, by virtue of receiving Shares under the Transaction Documents or under any other agreement between Company and Investor. Company will conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

F.

No Non-Public Information. Company covenants and agrees that neither it nor any other Person acting on its behalf will, provide Investor or its agents or counsel with any information that Company believes or reasonably should believe may constitute material non-public information. Neither Investor nor any Affiliate of Investor has or will have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to Company or the stockholders of Company, or to any other Person who is the source of material non-public information regarding Company. Company understands and confirms that Investor will be relying on the foregoing in effecting transactions in securities of Company, including without limitation sales of the Conversion Shares.

G.

Indemnification of Investor.

1.

Obligation to Indemnify. Subject to the provisions of this Section IV.G, Company will indemnify and hold Investor, its Affiliates, managers and advisors, and each of their officers, directors, shareholders, partners, employees, representatives, agents and attorneys, and any person who controls Investor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, “Investor Parties” and each a “Investor Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, reasonable costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by Company in this Agreement or in the other Transaction Documents, (b) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, Prospectus Supplement, or any information incorporated by reference therein, or arising out of or based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) any action by a creditor or stockholder of Company who is not an Affiliate of an Investor Party, challenging the transactions contemplated by the Transaction Documents; provided, however, that Company will not be obligated to indemnify any Investor Party for any Losses finally adjudicated to be caused solely by (i) a false statement of material fact contained within written information provided by such Investor Party expressly for the purpose of including it in the applicable Registration Statement, Prospectus, Prospectus Supplement, or (ii) such Investor Party’s unexcused material breach of an express provision of this Agreement or another Transaction Document.

2.

Procedure for Indemnification. If any action will be brought against an Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party will promptly notify Company in writing, and Company will have the right to assume the defense thereof with counsel of its own choosing. Investor Parties will have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel will be at the expense of Investor Parties except to the extent that (a) the employment thereof has been specifically authorized by Company in writing, (b) Company has failed after a reasonable period of time to assume such defense and to employ counsel or (c) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of Company and the position of Investor Parties such that it would be inappropriate for one counsel to represent Company and Investor Parties. Company will not be liable to Investor Parties under this Agreement (i) for any settlement by an Investor Party effected without Company’s prior written consent, which will not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is either attributable to Investor’s breach of any of the representations, warranties, covenants or agreements made by Investor in this Agreement or in the other Transaction Documents. In no event will the Company be liable for the reasonable fees and expenses for more than one separate firm of attorneys (plus local counsel as applicable) to represent all Investor Parties.

3.

Other than the liability of Investor to Company for uncured material breach of the express provisions of this Agreement, no Investor Party will have any liability to Company or any Person asserting claims on behalf of or in right of Company as a result of acquiring the Shares under this Agreement.

H.

Reservation of Shares. Company will file a preliminary proxy within 10 days after the Effective Date to effect a share combination without decreasing its authorized shares or, alternatively, to effect an increase in its authorized number of shares of Common Stock, and if necessary for stockholder approval of this Agreement and the issuance of the Conversion Shares, (collectively, “Approval”), set a meeting for the first possible date after clearing Commission comments, and use its commercially reasonable best efforts to obtain Approval as soon as practicable, and in any event within 90 days after the Effective Date. Company, its board of directors, and each of its officers and directors will vote all common shares owned or controlled by them and all proxies given to them in favor of the proposal. Company will at all times thereafter maintain a reserve from its duly authorized Common Stock for issuance pursuant to the Transaction Documents authorized shares of Common Stock in an amount equal to thrice the number of shares sufficient to immediately issue all Conversion Shares potentially issuable at such time.

I.

Activity Restrictions. Investor hereby grants an irrevocable proxy to Company’s board of directors to vote all Conversion shares beneficially owned or controlled by Investor as of the record date in favor of Approval. Except for the foregoing, for so long as Investor or any of its Affiliates holds any Shares, neither Investor nor any Affiliate will: (1) vote any shares of Common Stock beneficially owned or controlled by it, sign or solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of Company; (2) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of Company, alone or together with any other Person, which would result in beneficially owning or controlling more than 9.99% of the total outstanding Common Stock or other voting securities of Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its Subsidiaries, (c) a sale or transfer of a material amount of assets of Company or any of its Subsidiaries, (d) any change in the present board of directors or management of Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of Company, (f) any other material change in Company’s business or corporate structure, including but not limited to, if Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of Company by any Person, (h) a class of securities of Company being delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (3) request Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this section.

J.

No Shorting. Provided no Trigger Event has occurred, for so long as Investor holds any Shares, neither Investor nor any of its Affiliates will engage in or effect, directly or indirectly, any Short Sale of Common Stock. For the avoidance of doubt, selling against delivery of Conversion Shares after delivery of a Conversion Notice is not a Short Sale. There will be no restriction or limitation of any kind on Investor’s right or ability to sell or transfer any or all of the Conversion Shares at any time, in its sole and absolute discretion. Investor may not sell, transfer or assign any Preferred Shares or any of its rights under this Agreement.

K.

Stock Splits. If Company at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) or combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a greater or lesser number of shares, the share numbers, prices and other amounts set forth in this Agreement, as in effect immediately prior to such subdivision or combination, will be proportionately reduced or increased, as applicable, effective at the close of business on the date the subdivision or combination becomes effective.

L.

Subsequent Financings. As long as Investor holds any Preferred Shares, Company will not: (1) enter into any agreement that in any way restricts its ability to enter into any agreement, amendment or waiver with Investor, including without limitation any agreement to offer, sell or issue to Investor any preferred stock, common stock or other securities of Company; (2) issue or enter into or amend an agreement pursuant to which it may issue any shares of Common Stock, other than (a) for restricted securities with no registration rights, (b) in connection with a strategic acquisition, (c) in an underwritten public offering, or (d) at a fixed price; or (3) issue or amend any debt or equity securities convertible into, exchangeable or exercisable for, or including the right to receive, shares of Common Stock (a) at a conversion price, exercise price or exchange rate or other price that is based upon or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of the security or (b) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of the security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. For sake of clarity, Company may enter into an unregistered financing of debt or restricted stock at any fixed price with no registration rights.

M.

Principal Market. Company will timely submit all necessary notification and supporting documentation required for the listing of all possible Conversion Shares with NYSE American and will use its commercially reasonable best efforts to obtain approval to list the Conversion Shares as soon as practicable.

N.

Restrictive Legend. The Shares have not been registered under the Act and may not be resold in the United States unless registered or an exemption from registration is available. Company is required to refuse to register any transfer of the Conversion Shares not made pursuant to registration under the Act or an available exemption from registration. Upon the issuance thereof, and only until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED unless in compliance with the ACT.

Certificates representing Conversion Shares will be issued without such legend or at Investor’s option issued by electronic delivery at the applicable balance account at DTC, if either (i) the Conversion Shares are registered for resale under the Act, or (ii) Investor provides an opinion of its counsel to the effect that the Conversion Shares may be issued without restrictive legend.

O.

Prior Securities. Investor acknowledges and agrees that a Trigger Event occurred with respect to all of the Prior Securities on June 30, 2016. Investor acknowledges and agrees that, as of the Effective Date, no Trigger Event has occurred with respect to the Preferred Shares being issued pursuant to this Agreement.

P.

Repurchase Right. Provided Company has not materially breached this Agreement, Company may at any time, in its sole and absolute discretion, repurchase from Investor all, but not less than all, then outstanding Preferred Shares issued pursuant to this Agreement by paying to Investor 110.0% of the aggregate Face Value of all such shares, by wire transfer of immediately available funds to an account designated by Investor.

Q.

Piggyback Registration Rights. Company will include on the next registration statement Company files with the Commission, or on the subsequent registration statement if such registration statement is withdrawn, all potentially issuable Conversion Shares.

R.

Right of First Refusal. If at any time while any Preferred Shares are outstanding, Company has a bona fide offer of equity capital or financing from any person, that Company intends to act upon, then Company must first offer such opportunity to Investor to provide such capital or financing to Company on the same terms as each respective person’s terms. Except as otherwise provided in any Transaction Documents, should Investor be unwilling or unable to provide such capital or financing to Company within 10 Trading Days from Investor’s receipt of written notice of the offer from Company, then Company may obtain such capital or financing from that respective person upon the exact same terms and conditions offered by Company to Investor, which transaction must be completed within 90 days after the date of the notice. If Company does not receive the capital or financing from the respective person within 90 days after the date of the respective notice, then Company must again offer the capital or financing opportunity to Investor as described above, and the process detailed above shall be repeated. Notwithstanding anything to the contrary in the foregoing, this provision shall not apply to a debt financing that is not convertible to stock.

S.

Favored Nations. So long as any Preferred Shares are outstanding, upon any issuance by Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Investor, then Company will notify Investor of such additional or more favorable term and such term, at Investor’s option, shall become a part of the transaction documents with Investor. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion look back periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

U.

Use of Proceeds. The proceeds from the Purchase Amount will be used by Company as set forth in the Disclosure Schedule.

V.

General Provisions.

A.

Notice. Unless a different time of day or method of delivery is specifically provided in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in writing and will be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:00 p.m. Eastern time on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:00 p.m. Eastern time or on a day that is not a Trading Day, (c) the next Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are such other address as may be designated in writing, in the same manner, by such Person.

B.

Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Company and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

C.

No Third-Party Beneficiaries. Except as otherwise set forth in Section IV.G, this Agreement and the Transaction Documents will inure solely to the benefit of the parties hereto, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person. Other than the Investor Parties described in Section IV.G, a Person who is not a party to this Agreement will not have any rights under the Contracts (Rights of Third Parties) Law, 2014 of the Cayman Islands to enforce any term of this Agreement or any Transaction Document.

D.

Fees and Expenses. Company has paid a flat rate documentation fee of $10,000 to Investor’s counsel incurred in connection with drafting this Agreement and the other Transaction Documents. Except as otherwise provided in this Agreement, each party will pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. Company acknowledges and agrees that Investor’s counsel solely represents Investor, and does not represent Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby. Company will pay all stamp and other taxes and duties, if any, levied in connection with the sale or issuance of the Shares to Investor.

E.

Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement will not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, will incorporate such substitute provision in this Agreement.

F.

Replacement of Certificates. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, Company will issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances will also pay any reasonable third-party costs associated with the issuance of such replacement certificates.

G.

Governing Law. All matters between the parties, including without limitation questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents will be governed by and construed and enforced in accordance with the laws of the Cayman Islands, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction, except for corporation law matters applicable to Company which will be governed by the corporate law of its jurisdiction of formation. The parties hereby waive all rights to a trial by jury. In any action, arbitration or proceeding, including appeal, arising out of or relating to any of the Transaction Documents or otherwise involving the parties, the prevailing party will be awarded its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation, prosecution or defense of such action or proceeding.

H.

Arbitration. Any dispute, controversy, claim or action of any kind arising out of, relating to, or in connection with this Agreement, or in any way involving Company and Investor or their respective Affiliates, including any issues of arbitrability, will be resolved solely by final and binding arbitration in English before a retired judge at JAMS International, or its successor, in the Territory of the Virgin Islands, pursuant to the most expedited and Streamlined Arbitration Rules and Procedures available. Any interim or final award may be entered and enforced by any court of competent jurisdiction. The final award will include the prevailing party’s reasonable arbitration, expert witness and attorney fees, costs and expenses. Notwithstanding the foregoing, Investor may in its sole discretion bring an action in the U.S. District Court for the Southern District of Texas or the Southern District of New York in aid of arbitration.

I.

Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Investor and Company will be entitled to specific performance under the Transaction Documents, and equitable and injunctive relief to prevent any actual or threatened breach under the Transaction Documents, to the full extent permitted under applicable laws. Without limitation of the foregoing, Company acknowledges and agrees that the rights and benefits of Investor pursuant to Section I.G.1. of the Certificate of Designations are unique and that no adequate remedy exists at law if Company breaches or fails timely perform any of its obligations thereunder, that it would be difficult to determine the amount of damages resulting therefrom, that it would cause irreparable injury to Investor, and that any potential harm to Company would be adequately and fully compensable with monetary damages. Accordingly, Investor will be entitled to a compulsory remedy of immediate specific performance, temporary, interim, preliminary and final injunctive relief to enforce the provisions thereof, including without limitation requiring Company and its transfer agent, attorneys, officers and directors to immediately take all actions necessary to issue and deliver the number of Conversion Shares stated by Investor, which requirements will not be stayed for any reason, without the necessity of posting any bond. Company hereby absolutely, unconditionally and irrevocably waives all objections and rights to oppose any motion, application or request by Investor to issue any number of Conversion Shares, and all rights to stay or appeal any resulting order, and any opposition or appeal by Company or on its behalf will be immediately and automatically dismissed. In addition, Company acknowledges and agrees that it would have an adequate remedy at law for any violation of Section I.G.1. of the Certificate of Designations by Investor, that it would not be difficult to determine the amount of damages resulting therefrom, that it would not cause irreparable injury to Company, and that any potential harm to Company would be adequately and fully compensable with monetary damages. Accordingly, Company will not be entitled any equitable relief to restrain the provisions thereof, including without limitation preventing Investor, Investor’s brokers or Company’s transfer agent from issuing, receiving or reselling Conversion Shares. Company hereby absolutely, unconditionally and irrevocably waives all rights to bring any action, motion, application or request to enjoin any issuance of Conversion Shares, and any action or motion by Company or on its behalf will be immediately and automatically dismissed. Nothing provided for in this provision will limit either party’s ability to recover monetary damages.

J.

Payment Set Aside. To the extent that Company makes a payment or payments to Investor pursuant to any Transaction Document or Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Company, a trustee, receiver or any other person under any law, including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action, then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

K.

Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof

L.

Time of the Essence. Time is of the essence with respect to all provisions of this Agreement and all Transaction Documents.

M.

Survival. The representations and warranties contained herein will survive the Closing and the delivery of the Shares until all Preferred Shares issued to Investor have been converted or repurchased. Neither party will be under any obligation to update or supplement any of its representations or warranties following the Closing due to a change that occurred after the Closing.

N.

Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. All currency references in any Transaction Document are to U.S. dollars.

O.

Further Assurances. Each party will take all further actions and execute all further documents as may be reasonably necessary to implement the provisions and carry out the intent of this Agreement fully and effectively.

P.

Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by portable document format, facsimile or electronic transmission, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Q.

Entire Agreement. This Agreement, including the Exhibits hereto, which are hereby incorporated herein by reference, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, advisor, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding, statement or representation not expressly set forth herein. The parties hereby absolutely, unconditionally and irrevocably waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such statement or assurance.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories on the Effective Date.

Company:

CAMBER ENERGY, INC.

By:
Name:
Title:

Investor:

Investor Name

By:
Name:
Title:

Exhibit 1

Glossary of Defined Terms

“$” means the currency of the United States of America, in which all dollar amounts in the Transaction Documents will be expressed.

“Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Action” has the meaning set forth in Section III.A.4.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Act.

“Agreement” means this Stock Purchase Agreement.

“Approval” has the meaning set forth in Section IV.H.

“Base Volume” means, with respect to each subsequent Closing, aggregate dollar trading volume of at least $10 million has traded on NYSE American during regular trading hours, from the Trading Day after the immediately prior Closing until the Trading Day immediately before the relevant Closing, but expressly excluding all volume traded on any Excluded Days.

“CATI” means CATI Operating LLC, a Texas limited liability company.

“Certificate of Designations” means the Certificate of Designation for Series C Redeemable Convertible Preferred Stock filed by Company with the Secretary of State of the State of Nevada on August 25, 2016, Document Number 00010398344-82.

“Closing” has the meaning set forth in Section II.D.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Common Stock of Company and any replacement or substitute thereof, or any share capital into which such Common Stock will have been changed or any share capital resulting from a reclassification of such Common Stock.

“Company” has the meaning set forth in the first paragraph of the Agreement.

“Conversion Shares” includes all shares of Common Stock potentially issuable in relation to the Preferred Shares, including Common Stock that must be issued upon conversion of any Preferred Shares, and Common Stock that must or may be issued in payment of any Dividends or Conversion Premium (as defined in the Certificate of Designations).

“Disclosure Schedules” means the disclosure schedules of Company delivered concurrently herewith. The Disclosure Schedules will contain no material non-public information.

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for Company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Excluded Days” include any and all Trading Days on which Investor is prevented, delayed or unable to resell any Common Stock, including without limitation any Conversion Shares issued pursuant to this Agreement or any other agreement with Investor into the open market for any reason whatsoever, including without limitation Investor has issued a Delivery Notice but has not received the number of Conversion Shares stated in the notice in electronic form and fully cleared for trading.

“Effective Date” has the meaning set forth in the first paragraph of the Agreement.

“Equity Conditions” has the meaning set forth in the Certificate of Designations.

“Floor Price” means, with respect to each subsequent Closing, a volume weighted average price on NYSE American for the prior Trading Day of at least $0.15 per share of Common Stock.

“GAAP” means U.S. generally accepted accounting principles applied on a consistent basis during the periods involved.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $500,000, other than trade accounts payable incurred in the ordinary course of business, (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in Company’s balance sheet, or the notes thereto, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (c) the present value of any lease payments in excess of $500,000 due under leases required to be capitalized in accordance with GAAP. Indebtedness does not include any of the foregoing set forth in clauses (a) through (c) with respect to CATI.

“Intellectual Property Rights” has the meaning set forth in Section III.B.10.

“Legal Opinion” has the meaning set forth in Section I.B.3.

“Liens” means (a) a lien, charge, security interest or encumbrance in excess of $500,000, or (b) a right of first refusal, preemptive right or other restriction (other than restrictions under securities laws). Liens does not include any of the foregoing set forth in clauses (a) and (b) with respect to CATI.

“Material Adverse Effect” includes any material adverse effect on (a) the legality, validity or enforceability of any Transaction Document, or (b) the results of operations, assets, business, or financial condition of Company and the Subsidiaries, taken as a whole, which is not disclosed in the Public Reports prior to the Effective Date, or (c) Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document or (d) the sale, issuance, registration, listing, resale and trading on the Trading Market of the Conversion Shares.

“Material Permits” has the meaning set forth in Section III.B.8.

“Officer’s Certificate” has the meaning set forth in Section II.B.4.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government, or an agency or subdivision thereof, or other entity of any kind.

“Preferred” means the Series C Redeemable Convertible Preferred Stock of the Company.

“Preferred Shares” means the shares of Preferred Stock to be issued to Investor pursuant to this Agreement.

“Prior Agreements” means the Stock Purchase Agreement and Securities Purchase Agreement between Investor and Company dated April 6, 2016, and all Transaction Documents related thereto.

“Prior Securities” include the $530,000 face amount redeemable convertible subordinated debenture, $4.5 million common stock purchase warrant, and 527 shares of Preferred previously issued to Investor in connection with the Prior Agreements.

“Public Reports” includes all reports filed or required to be filed by Company under the Act or the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two full fiscal years preceding the Effective Date and thereafter.

“Purchase Amount” has the meaning set forth in Section II.A.1.

“Investor”has the meaning set forth in the first paragraph of the Agreement.

“Regulation D” means Regulation D under the Securities Act and the rules promulgated by the Commission thereunder.

“Regulation S” means Regulation S under the Securities Act and the rules promulgated by the Commission thereunder.

“Secretary’s Certificate” has the meaning set forth in Section II.B.5.

“Shares” include the Preferred Shares and the Conversion Shares.

“Short Sale” means a “short sale” as defined in Rule 200 of Regulation SHO of the Exchange Act.

“Subsidiary” means any Person owned or controlled by the Company, or in which Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it will not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

“Trading Market” has the meaning set forth in the Certificate of Designations.

“Transaction Documents” means this Agreement, the Certificate of Designations, and the other agreements, certificates and documents referenced herein or the form of which is attached hereto, and the exhibits, schedules and appendices hereto and thereto.

“U.S. Person” has the meaning set forth in Regulation S.

Exhibit 2

Legal Opinion

1.

The Company is a corporation validly existing and in good standing under the laws of the state of its incorporation.

2.

The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents, to sell and issue the Shares under the Purchase Agreement and to issue the Common Stock issuable upon conversion of the Shares pursuant to the Certificate of Designations (the “Conversion Shares”).

3.

The Shares have been duly authorized by the Company, and upon issuance and delivery against payment therefor in accordance with the terms of the Purchase Agreement, the Shares will be validly issued, fully paid and nonassessable. The Conversion Shares issuable upon conversion of the Shares have been duly authorized and reserved for issuance, and upon issuance and delivery upon conversion thereof in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable. The rights, preferences and privileges of the Shares are as stated in the Certificate of Designation. Such issuance of the Shares and the Conversion Shares will not be subject to any statutory or, to our knowledge, contractual preemptive rights of any stockholder of the Company.

4.

The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company, and the Transaction Documents have been duly executed and delivered by the Company.

5.

Each Transaction Document constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

6.

The execution and delivery of the Transaction Documents by the Company does not, and the Company’s performance of its obligations thereunder will not (a) violate the Certificate of Incorporation or the Bylaws, each as in effect on the date hereof, (b) violate in any material respect any federal or Nevada state law, rule or regulation, or judgment, order or decree of any state or federal court or governmental or administrative authority, in each case that, to our knowledge, is applicable to the Company or its properties or assets (except to the extent such violation would not have a material adverse effect on the Company’s business, properties, assets, financial condition or results of operations or prevent the performance by the Company of any material obligation under the Transaction Documents), or (c) to our knowledge, require the authorization, consent, approval of or other action of, notice to or filing or qualification with, any Nevada state or federal governmental authority, except (i) as have been, or will be prior to the Closing, duly obtained or made, (ii) any filings which may be required under applicable federal securities, state securities or blue sky laws, and (iii) the filing and effectiveness of the Registration Statement, except to the extent failure to be so obtained or made would not have a material adverse effect on the Company’s business, properties, assets, financial condition or results of operations or its ability to consummate the transactions contemplated under the Transaction Documents.

7.

The Company is not, and immediately after the consummation of the transactions contemplated by the Transaction Documents will not be, an investment company within the meaning of Investment Company Act of 1940, as amended.

8.

To our knowledge, there is no claim, action, suit, proceeding, arbitration, investigation or inquiry, pending or threatened, before any court or governmental or administrative body or agency, or any private arbitration tribunal, against the Company that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Transaction Documents.

Exhibit 3

Officer’s Certificate

CAMBER ENERGY, INC.

October 4, 2017

The undersigned hereby certifies that:

The undersigned is the duly appointed Chief Financial Officer of Camber Energy, Inc., a Nevada corporation (“Company”).

This Officer’s Certificate (“Certificate”) is being delivered to Discover Growth Fund (“Investor”), by Company, to fulfill the requirement under the Stock Purchase Agreement, dated October 4, 2017, between Investor and Company (“Agreement”). Terms used and not defined in this Certificate have the meanings set forth in the Agreement.

The representations and warranties of Company set forth in Sections III.A and III.B of the Agreement are true and correct in all material respects as if made on the above date (except for any representations and warranties that are expressly made as of a particular date, in which case such representations and warranties will be true and correct in all material respects as of such particular date), and no default has occurred under the Agreement, or any other agreement with Investor or any Affiliate of Investor.

Company is not, and will not be as a result of the Closing, in default of the Agreement, any other agreement with Investor or any Affiliate of Investor.

All of the conditions to the Closing required to be satisfied by Company prior to the Closing have been satisfied in their entirety.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date set forth above.

Signed:
Name:
Title:

Exhibit 4

Secretary’s Certificate

October 4, 2017

The undersigned hereby certifies that:

The undersigned is the duly appointed Secretary of Camber Energy, Inc., a Nevada corporation (the “Company”).

This Secretary’s Certificate (“Certificate”) is being delivered to Discover Growth Fund (“Investor”), by Company, to fulfill the requirement under the Stock Purchase Agreement, dated October 4, 2017, between Investor and Company (“Agreement”). Terms used and not defined in this Certificate have the meanings set forth in the Agreement.

Attached hereto as Exhibit “A” is a true, correct and complete copy of the Certificate of Incorporation of Company, as in effect on the Effective Date.

Attached hereto as Exhibit “B” is a true, correct and complete copy of the Bylaws of Company, as in effect on the Effective Date.

Attached hereto as Exhibit “C” is a true, correct and complete copy of the resolutions of the Board of Directors of Company authorizing the Agreement, the Transaction Documents, and the transactions contemplated thereby. Such resolutions have not been amended or rescinded and remain in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate as of the date set forth above.

Signed:
Name:
Title:

APPENDIX D

150103

Filed in the office of	Document Number
Barbara K. Cegavske	00010398344-82
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 08/25/2016 2:11 PM
	Entity Number C31179-2003

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

LUCAS ENERGY, INC. [C31179-2003]

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

3. Effective date of filing: (optional)

4. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Designation
Revised: 1-5-15

LUCAS ENERGY, INC.

CERTIFICATE OF DESIGNATIONS OF PREFERENCES, POWERS,
RIGHTS AND LIMITATIONS
OF
SERIES C REDEEMABLE CONVERTIBLE PREFERRED STOCK

The undersigned, Anthony C. Schnur, hereby certifies that:

1.          The undersigned is the Chief Executive Officer and Acting Chief Financial Officer, respectively, of Lucas Energy, Inc., a Nevada corporation (the “Corporation”);

2.          The Corporation is authorized to issue 10,000,000 shares of preferred stock, $0.001 par value, of which (i) 2,000 shares are designated as Series A convertible preferred stock, of which 500 shares are issued and outstanding, and (ii) 3,000 shares are designated as Series B redeemable convertible preferred stock (the “Series B Preferred Stock”), of which no shares are issued and outstanding; and

3.          The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 10,000,000 shares, $0.001 par value per share (the “Preferred Stock”), issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, powers, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any Series and the designation thereof, of any of them;

WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid and as set forth in this Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock, to designate the rights, preferences, restrictions and other matters relating to the Series C Redeemable Convertible Preferred Stock, which will consist of up to 5,000 shares of the Preferred Stock which the Corporation has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash, notes or exchange of other securities, rights or property and does hereby fix and determine the powers, rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:

I.            Terms of Preferred Stock.

A.           Designation and Amount. A series of Preferred Stock is hereby designated as the Corporation’s Series C Redeemable Convertible Preferred Stock, par value of $0.001 per share (the “Series C Preferred Stock”), the number of shares of which so designated are 5,000 shares of Series C Preferred Stock; which Series C Preferred Stock will not be subject to increase without any consent of the holders of the Series C Preferred Stock (each a “Holder” and collectively, the “Holders”) that may be required by applicable law.

B.           Ranking and Voting.

1.          Ranking. The Series C Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior to the Corporation’s Common Stock, $0.001 par value per share (“Common Stock”); (b) pari passu with respect to the Series B Preferred Stock; (c) senior, pari passu or junior with respect to any other series of Preferred Stock, as set forth in the Certificate of Designations of Preferences, Powers, Rights and Limitations with respect to such Preferred Stock; and (d) junior to all existing and future indebtedness of the Corporation. Without the prior written consent of the Holders of a majority of the outstanding shares of Series C Preferred Stock (voting separately as a single class), the Corporation may not issue any additional shares of Series C Preferred Stock or, other than shares of Series B Preferred Stock issued in the Acquisition, any other Preferred Stock (other than the Series B Preferred Stock) that is pari passu or senior to the Series C Preferred Stock with respect to any rights for a period of 1 year after the earlier of such date (i) a registration statement is effective and available for the resale of all Conversion Shares, or (ii) Securities Act Rule 144 is available for the immediate unrestricted resale of all Conversion Shares.

2.          Voting. Except as required by applicable law or as set forth herein, the holders of shares of Series C Preferred Stock will have no right to vote on any matters, questions or proceedings of this Corporation including, without limitation, the election of directors except: (a) during a period where a dividend (or part of a dividend) is in arrears; (b) on a proposal to reduce the Company’s share capital; (c) on a resolution to approve the terms of a buy-back agreement; (d) on a proposal to wind up the Company; (e) on a proposal for the disposal of all or substantially all the Company’s property, business and undertaking; and (f) during the winding-up of the entity.

C.           Dividends.

1.          Commencing on the date of the issuance of any such shares of Series C Preferred Stock (each respectively an “Issuance Date”), each outstanding share of Series C Preferred Stock will accrue cumulative dividends (“Dividends”), at a rate equal to 6.0% per annum, subject to adjustment as provided in this Certificate of Designations (“Dividend Rate”), of the Face Value. Dividends will be payable with respect to any shares of Series C Preferred Stock upon any of the following: (a) upon redemption of such shares in accordance with Section I.F; (b) upon conversion of such shares in accordance with Section I.G; and (c) when, as and if otherwise declared by the board of directors of the Corporation.

2.          Dividends, as well as any applicable Conversion Premium payable hereunder, will be paid: (a) in the Corporation’s sole and absolute discretion, immediately in cash; or (b) if Corporation notifies Holder it will not pay all or any portion in cash, or to the extent cash is not paid and received as soon as practicable, and in any event within 1 Trading Day after the Notice Time, for any reason whatsoever, in shares of Common Stock valued at (i) if there has never been a Trigger Event, (A) 95.0% of the average of the 5 lowest individual daily volume weighted average prices of the Common Stock on the Trading Market during the applicable Measurement Period, which may be non-consecutive, less $0.05 per share of Common Stock, not to exceed (B) 100% of the lowest sales price on the last day of such Measurement Period less $0.05 per share of Common Stock (ii) following any Trigger Event, (A) 85.0% of the lowest daily volume weighted average price during any Measurement Period for any conversion by Holder, less $0.10 per share of Common Stock, not to exceed (B) 85.0% of the lowest sales price on the last day of any Measurement Period, less $0.10 per share of Common Stock. In no event will the value of Common Stock pursuant to the foregoing be below the par value per share. All amounts that are required or permitted to be paid in cash pursuant to this Certificate of Designations will be paid by wire transfer of immediately available funds to an account designated by Holder.

3.          So long as any shares of Series C Preferred Stock are outstanding, the Company will not repurchase shares of Common Stock other than as payment of the exercise or conversion price of a convertible security or payment of withholding tax, and no dividends or other distributions will be paid, declared or set apart with respect to any Common Stock, except for Purchase Rights.

D.           Protective Provision.

1.          So long as any shares of Series C Preferred Stock are outstanding, the Corporation will not, without the affirmative approval of the Holders of a majority of the shares of the Series C Preferred Stock then outstanding (voting separately as one class), (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend this Certificate of Designations, (ii) authorize or create any class of stock ranking as to distribution of dividends senior to the Series C Preferred Stock, (iii) amend its certificate of incorporation or other charter documents in breach of any of the provisions hereof, (iv) increase the authorized number of shares of Series C Preferred Stock or (v) enter into any agreement with respect to the foregoing.

2.                                       A “Deemed Liquidation Event” will mean: (a) a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except (i) any such merger or consolidation involving the Corporation or a subsidiary in which the Corporation is the surviving or resulting corporation, (ii) any merger effected exclusively to change the domicile of the Corporation, (iii) any transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain more than 50% of the total voting power of such surviving entity, or (iv) the Acquisition; (b) Corporation issues convertible or equity securities that are senior to the Series C Preferred Stock in any respect, (c) Holder does not receive the number of Conversion Shares stated in a Delivery Notice with 5 Trading Days of the Notice Time; (d) trading of the Common Stock is halted or suspended by the Trading Market or any U.S. governmental agency for 10 or more consecutive trading days; (e) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

3.          The Corporation will not have the power to close or effect a voluntary Deemed Liquidation Event unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation will be allocated among the holders of capital stock of the Corporation in accordance with Section I.E, and the required amount is paid to Holder prior to or upon closing, effectuation or occurrence of the Deemed Liquidation Event.

E.           Liquidation.

1.          Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, prior to any distribution or payment made to the holders of Preferred Stock or Common Stock by reason of their ownership thereof, the Holders of Series C Preferred Stock will be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each share of Series C Preferred Stock equal to $10,000.00 (“Face Value”), plus an amount equal to any accrued but unpaid Dividends thereon (collectively with the Face Value, the “Liquidation Value”).

2.          If, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the amounts payable with respect to the shares of Series C Preferred Stock are not paid in full, the holders of shares of Series C Preferred Stock will share equally and ratably with the holders of shares of Preferred Stock and Common Stock in any distribution of assets of the Corporation in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Dividends, if any, to which each such holder is entitled.

3.          If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation will be insufficient to make payment in full to all Holders, then the assets distributable to the Holders will be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

F.           Redemption.

1.          Corporation’s Redemption Option. On the Dividend Maturity Date, the Corporation may redeem any or all shares of Series C Preferred Stock by paying Holder in cash an amount per share equal to 100% of the Liquidation Value for the shares redeemed.

2.          Early Redemption. Prior to the Dividend Maturity Date, provided that no Trigger Event has occurred, the Corporation will have the right at any time upon 30 Trading Days’ prior written notice, in its sole and absolute discretion, to redeem all or any portion of the shares of Series C Preferred Stock then outstanding by paying Holder in cash an amount per share of Series C Preferred Stock (the “Early Redemption Price”) equal to the sum of the following: (a) 100% of the Face Value, plus (b) the Conversion Premium, minus (c) any Dividends that have been paid, for each share of Series C Preferred Stock redeemed.

3.          Credit Risk Adjustment.

             a.          The Dividend Rate will adjust downward by an amount equal to the Spread Adjustment for each amount, if any, equal to the Adjustment Factor that the Measuring Metric rises above the Maximum Triggering Level, down to a minimum of 0.0%.

             b.          The Dividend Rate will adjust upward by an amount equal to the Spread Adjustment for each amount, if any, equal to the Adjustment Factor that the Measuring Metric falls below the Minimum Triggering Level, up to a maximum of 24.95%. In addition, the Dividend Rate will adjust upward by 10.0% following the occurrence of any Trigger Event.

             c.          The adjusted Dividend Rate used for calculation of the Liquidation Value, Conversion Premium, Early Redemption Price and Dividend, as applicable, and the amount of Dividends owed will be calculated and determined based upon the Measuring Metric at close of the Trading Market immediately prior to the Notice Time.

4.          Mandatory Redemption. If the Corporation determines to liquidate, dissolve or wind-up its business and affairs, or upon closing or occurrence of any Deemed Liquidation Event, the Corporation will prior to or concurrently with the closing, effectuation or occurrence any such action, redeem the Series C Preferred Stock for cash, by wire transfer of immediately available funds to an account designated by Holder, at the Early Redemption Price set forth in Section I.F.2 if the event is prior to the Dividend Maturity Date, or at the Liquidation Value if the event is on or after the Dividend Maturity Date.

5.          Mechanics of Redemption. In order to redeem any of the Holders’ Series C Preferred Stock then outstanding, the Corporation must deliver written notice (each, a “Redemption Notice”) to each Holder setting forth (a) the number of shares of Series C Preferred Stock that the Corporation is redeeming, (b) the applicable Dividend Rate, Liquidation Value and Early Redemption Price, and (c) the calculation of the amount paid. Upon receipt of full payment in cash for a complete redemption, each Holder will promptly submit to the Corporation such Holder’s Series C Preferred Stock certificates. In connection with a mandatory redemption, the notice will be delivered as soon as the number of shares can be determined, and in all other instances at least 30 Trading Days prior to payment. For the avoidance of doubt, the delivery of a Redemption Notice will not affect Holder’s rights under Section I.G until after receipt of cash payment by Holder at the required time.

G.           Conversion.

1.            Mechanics of Conversion.

a.          One or more shares of the Series C Preferred Stock may be converted, in part or in whole, into shares of Common Stock, at any time or times after the Issuance Date, in the sole and absolute discretion of Holder or, subject to the terms and conditions hereof, the Corporation; (i) if at the option of Holder, by delivery of one or more written notices to the Corporation or its transfer agent (each, a “Holder Conversion Notice”), of the Holder’s election to convert any or all of its Series C Preferred Stock; or (ii) if at the option of the Corporation, if the Equity Conditions are met, delivery of written notice to Holder (each, a “Corporation Conversion Notice,” with the Holder Conversion Notice, each a “Conversion Notice,” and with the Redemption Notice, each an “Initial Notice”), of the Corporation’s election to convert the Series C Preferred Stock.

b.          Each Delivery Notice will set forth the number of shares of Series C Preferred Stock being converted, the minimum number of Conversion Shares and the amount of Dividends and any applicable Conversion Premium due as of the time the Delivery Notice is given (the “Notice Time”), and the calculation thereof.

b.          If the Corporation notifies Holder by 10:00 a.m. Eastern time on the Trading Day after the Notice Time that it is paying all or any portion of Dividends or Conversion Premium, and actually pays in cash by the next Trading Day, time being of the essence, the full amount of Dividends and Conversion Premium stated in the Delivery Notice, no further amount will be due with respect thereto.

c.          As soon as practicable, and in any event within 1 Trading Day of the Notice Time, time being of the essence, the Corporation will do all of the following: (i) transmit the Delivery Notice by facsimile or electronic mail to the Holder, and to the Corporation’s transfer agent (the “Transfer Agent”) with instructions to comply with the Delivery Notice; (ii) either (A) if the Corporation is approved through The Depository Trust Corporation (“DTC”), authorize and instruct the credit by the Transfer Agent the aggregate number of Conversion Shares set forth in the Delivery Notice, to Holder’s or its designee’s balance account with the DTC Fast Automated Securities Transfer (FAST) Program, through its Deposit/Withdrawal at Custodian (DWAC) system, or (B) only if the Corporation is not approved through DTC, issue and surrender to a common carrier for overnight delivery to the address as specified in the Delivery Notice a certificate registered in the name of Holder or its designee, for the number of Conversion Shares set forth in the Delivery Notice, bearing no restrictive legend unless a registration statement covering the Conversion Shares is not effective and neither Company nor Investor provides an opinion of counsel to the effect that Conversion Shares may be issued without restrictive legend; and (iii) if it contends that the Delivery Notice is in any way incorrect, a through explanation of why and its own calculation, or the Delivery Notice will conclusively be deemed correct for all purposes. The Corporation will at all times diligently take or cause to be taken all actions reasonably necessary to cause the Conversion Shares to be issued as soon as practicable.

d.          If during the Measurement Period the Holder is entitled to receive additional Conversion Shares with regard to an Initial Notice, Holder may at any time deliver one or more additional written notices to the Corporation or its transfer agent (each, an “Additional Notice” and with the Initial Notice, each a “Delivery Notice”) setting forth the additional number of Conversion Shares to be delivered, and the calculation thereof.

e.          If the Corporation for any reason does not issue or cause to be issued to the Holder within 3 Trading Days after the date of a Delivery Notice, the number of Conversion Shares stated in the Delivery Notice, then, in addition to all other remedies available to the Holder, as liquidated damages and not as a penalty, the Corporation will pay in cash to the Holder on each day after such 3rd Trading Day that the issuance of such Conversion Shares is not timely effected an amount equal to 2% of the product of (i) the aggregate number of Conversion Shares not issued to the Holder on a timely basis and to which the Holder is entitled and (ii) the highest Closing Price of the Common Stock between the date on which the Corporation should have issued such shares to the Holder and the actual date of receipt of Conversion Shares by Holder. It is intended that the foregoing will serve to reasonably compensate Holder for any delay in delivery of Conversion Shares, and not as punishment for any breach by the Corporation. The Corporation acknowledges that the actual damages likely to result from delay in delivery are difficult to estimate and would be difficult for Holder to prove.

f.          Notwithstanding any other provision: all of the requirements of Section I.F and this Section I.G are each independent covenants; the Corporation’s obligations to issue and deliver Conversion Shares upon any Delivery Notice are absolute, unconditional and irrevocable; any breach or alleged breach of any representation or agreement, or any violation or alleged violation of any law or regulation, by any party or any other person will not excuse full and timely performance of any of the Corporation’s obligations under these sections; and under no circumstances may the Corporation seek or obtain any temporary, interim or preliminary injunctive or equitable relief to prevent or interfere with any issuance of Conversion Shares to Holder.

g.          If for any reason whatsoever Holder does not timely receive the number of Conversion Shares stated in any Delivery Notice, Holder will be entitled to a compulsory remedy of immediate specific performance, temporary, interim and, preliminary and final injunctive relief requiring Corporation and its transfer agent, attorneys, officers and directors to immediately issue and deliver the number of Conversion Shares stated by Holder, which requirement will not be stayed for any reason, without the necessity of posting any bond, and which Corporation may not seek to stay or appeal.

h.          No fractional shares of Common Stock are to be issued upon conversion of Series C Preferred Stock, but rather the Corporation will issue to Holder scrip or warrants registered on the books of the Corporation (certificated or uncertificated) which will entitle Holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. The Holder will not be required to deliver the original certificates for the Series C Preferred Stock in order to effect a conversion hereunder. The Corporation will pay any and all taxes which may be payable with respect to the issuance and delivery of any Conversion Shares.

2.          Holder Conversion. In the event of a conversion of any Series C Preferred Stock pursuant to a Holder Conversion Notice, the Corporation will (a) satisfy the payment of Dividends and Conversion Premium with respect to the shares of Series C Preferred Stock converted as provided in Section I.C.2, and (b) issue to the Holder of such Series C Preferred Stock a number of Conversion Shares equal to (i) the Face Value multiplied by (ii) the number of such Series C Preferred Stock subject to the Holder Conversion Notice divided by (iii) the applicable Conversion Price with respect to such Series C Preferred Stock; all in accordance with the procedures set forth in Section I.G.1.

3.          Corporation Conversion. The Corporation will have the right to send the Holder a Corporation Conversion Notice at any time in its sole and absolute discretion, if the Equity Conditions are met as of the time such Corporation Conversion Notice is given. Upon any conversion of any Series C Preferred Stock pursuant to a Corporation Conversion Notice, the Corporation will on the date of such notice (a) satisfy the payment of Dividends and Conversion Premium with respect to the shares of Series C Preferred Stock converted as provided in Section I.C.2, and (b) issue to the Holder of such Series C Preferred Stock a number of Conversion Shares equal to (i) the Face Value multiplied by (ii) the number of such Series C Preferred Stock subject to the Holder Conversion Notice divided by (iii) the applicable Conversion Price with respect to such Series C Preferred Stock; all in accordance with the procedures set forth in Section I.G.1.

4.          Stock Splits. If the Corporation at any time on or after the filing of this Certificate of Designations subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the applicable Conversion Price, Adjustment Factor, Maximum Triggering Level, Minimum Triggering Level, and other share based metrics in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock issuable will be proportionately increased. If the Corporation at any time on or after such Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the applicable Conversion Price, Adjustment Factor, Maximum Triggering Level, Minimum Triggering Level, and other share based metrics in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately decreased. Any adjustment under this Section will become effective at the close of business on the date the subdivision or combination becomes effective.

5.          Rights. In addition to any adjustments pursuant to Section I.G.4, if at any time the Corporation grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon conversion of all Preferred Stock held by Holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

6.            Notices. The holders of shares of Series C Preferred Stock are entitled to the same rights as the holders of Common Stock with respect to rights to receive notices, reports and audited accounts from the Company and with respect to attending stockholder meetings.

7.            Definitions. The following terms will have the following meanings:

a.          “Adjustment Factor” means $0.10 per share of Common Stock.

b.          “Acquisition” means the closing of the acquisition of assets contemplated by that certain Asset Purchase Agreement dated December 30, 2015 between Company and the sellers named therein, as disclosed in the current report on Form 8-K filed with the Securities & Exchange Commission on December 31, 2015.

c.          “Closing Price” means, for any security as of any date, the last closing bid price for such security on the Trading Market, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00 p.m., Eastern time, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security, or, if no closing bid price is reported for such security, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).

d.          “Conversion Premium” for each share of Series C Preferred Stock means the Face Value, multiplied by the product of (i) the applicable Dividend Rate, and (ii) the number of whole years between the Issuance Date and the Dividend Maturity Date.

e.          “Conversion Price” means a price per share of Common Stock equal to $3.25 per share of Common Stock, subject to adjustment as otherwise provided herein.

f.          “Conversion Shares” means all shares of Common Stock that are required to be or may be issued upon conversion of Series C Preferred Stock.

g.         “Dividend Maturity Date” means the date that is 7 years after the Issuance Date.

h.          “Equity Conditions” means on each day during the Measurement Period, (i) the Common Stock is not under chill or freeze from DTC, the Common Stock is designated for trading on OTCQB or higher market and will not have been suspended from trading on such market, and delisting or suspension by the Trading Market has not been threatened or pending, either in writing by such market or because Company has fallen below the then effective minimum listing maintenance requirements of such market; (ii) the Corporation has delivered Conversion Shares upon all conversions or redemptions of the Series C Preferred Stock in accordance with their terms to the Holder on a timely basis; (iii) the Corporation will have no knowledge of any fact that would cause both of the following (A) a registration statement not to be effective and available for the resale of all Conversion Shares, and (B) Section 3(a)(9) under the Securities Act of 1933, as amended, not to be available for the issuance of all Conversion Shares, or Regulation S or Securities Act Rule 144 not to be available for the resale of all the Conversion Shares underlying the Series C Preferred Stock without restriction; (iv) there has been a minimum of $5 million in aggregate trading volume over the last 20 consecutive Trading Days; (v) all shares of Common Stock to which Holder is entitled have been timely received into Holder’s designated account in electronic form fully cleared for trading; (vi) the Corporation otherwise will have been in compliance with and will not have breached any provision, covenant, representation or warranty of any Transaction Document; (vii) the Measuring Metric is at least $1.50; (viii) no Trigger Event will have occurred; (ix) the Corporation will have been assigned all right and title to the properties being acquired in the Acquisition, or cumulative assignments representing not less than 90% of the value of the assets described; and (x) the properties being assigned to the Corporation in the Acquisition will have daily production of not less than 700 barrels of oil equivalent per day as of the most recent production data available, not more than 75 days old.

i.          “Measurement Period” means the period beginning, if no Trigger Event has occurred 30 Trading Days, and if a Trigger Event has occurred 60 Trading Days, before the Notice Date, and ending, if no Trigger Event has occurred 30 Trading Days, and if a Trigger Event has occurred 60 Trading Days, after the number of Conversion Shares stated in the initial Notice have actually been received into Holder’s designated brokerage account in electronic form and fully cleared for trading; provided that for each day during the Measurement Period on which less than all of the conditions set forth in Section I.G.6.h exist, 1 Trading Day will be added to what otherwise would have been the end of the Measurement Period.

j.           “Measuring Metric” means the volume weighted average price of the Common Stock on any Trading Day following the Issuance Date of the Series C Preferred Stock.

k.          “Maximum Triggering Level” means $3.75 per share of Common Stock.

l.          “Minimum Triggering Level” means $2.75 per share of Common Stock.

m.         “Spread Adjustment” means 100 basis points.

n.          “Stock Purchase Agreement” means the Stock Purchase Agreement or other agreement pursuant to which any share of Series C Preferred Stock is issued, including all exhibits thereto and all related Transaction Documents as defined therein.

o.          “Trading Day” means any day on which the Common Stock is traded on the Trading Market.

p.          “Trading Market” means the NYSE MKT or whatever is at the applicable time, the principal U.S. trading exchange or market for the Common Stock. All Trading Market data will be measured as provided by the appropriate function of the Bloomberg Professional service of Bloomberg Financial Markets or its successor performing similar functions.

7.            Issuance Limitation.

               a.           Beneficial Ownership. Notwithstanding any other provision, at no time may the Corporation issue shares of Common Stock to Holder which, when aggregated with all other shares of Common Stock then deemed beneficially owned by Holder, would result in Holder owning more than 4.99% of all Common Stock outstanding immediately after giving effect to such issuance, as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that Holder may increase such amount to 9.99% upon not less than 61 days’ prior notice to the Corporation.. To the extent that any conversion would otherwise result in exceeding the beneficial ownership limitation set forth in the preceding sentence, the Delivery Notice will specify the number of shares that may be delivered without exceeding the limitation, and any issuance beyond such extent will be held in abeyance until such time as it would not result in Holder exceeding the beneficial ownership limitation. No provision of this paragraph may be waived by Holder or the Corporation.

               b.           Principal Market Regulation. Company will not issue any Conversion Shares under this Certificate of Designations, the Warrant issued to Holder on the Issuance Date, the Securities Purchase Agreement with Investor dated the Issuance Date, the Debenture or the Common Stock Purchase Warrant issued to Investor pursuant thereto, if the issuance would exceed the aggregate number of shares of Common Stock the Company may issue without breaching Company’s obligations under NYSE MKT rules, except that such limitation will not apply following stockholder approval in accordance with the requirements of NYSE MKT rules or a waiver from NYSE MKT (“Approval”).

8.            Conversion at Maturity. On the Dividend Maturity Date, all remaining outstanding Series C Preferred Stock will automatically be converted into shares of Common Stock.

H.           Trigger Event.

1.            Any occurrence of any one or more of the following will constitute a “Trigger Event”:

                      (a)          Holder does not timely receive the number of Conversion Shares stated in any Conversion Notice pursuant to this Certificate of Designations or any other agreement with Holder for any reason whatsoever, time being of the essence, including without limitation the issuance of restricted shares if counsel for Corporation or Holder provides a legal opinion that shares may be issued without restrictive legend;

                              (b)          Any violation of or failure to timely perform any covenant or provision of this Certificate of Designations, the Stock Purchase Agreement, any Transaction Document or any other agreement with Holder, related to payment of cash, registration or delivery of Conversion Shares, time being of the essence;

                      (c)          Any violation of or failure to perform any covenant or provision of this Certificate of Designations, the Stock Purchase Agreement, any Transaction Document or any other agreement with Holder, which in the case of a default that is curable, is not related to payment of cash, registration or delivery of Conversion Shares, and has not occurred before, is not cured within 5 Trading Days of written notice thereof;

                      (d)          Any representation or warranty made in the Securities Purchase Agreement, any Transaction Document or any other agreement with Holder will be untrue, incorrect, or misleading in any material respect as of the date when made or deemed made;

                      (e)          The occurrence of any default or event of default under any material agreement, lease, document or instrument to which the Corporation or any subsidiary other than CATI Operating LLC, a Texas limited liability company (“CATI”) is obligated, including without limitation of an aggregate of at least $500,000 of indebtedness;

                      (f)          While any Registration Statement is required to be maintained effective, the effectiveness of the Registration Statement lapses for any reason, including, without limitation, the issuance of a stop order, or the Registration Statement, or the prospectus contained therein, is unavailable to Holder sale of all Conversion Shares for any 5 or more Trading Days, which may be non-consecutive;

                      (g)          The suspension from trading or the failure of the Common Stock to be trading or listed on the Trading Market;

                      (h)         The Corporation notifies Holder, including without limitation, by way of public announcement or through any of its attorneys, agents or representatives, of its intention not to comply, as required, with a Conversion Notice pursuant to this Certificate of Designations or any other agreement with Holder, at any time, including without limitation any objection or instruction to its transfer agent not to comply with any notice from Holder;

                      (i)           Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors will be instituted by or against the Corporation or any subsidiary other than CATI and, if instituted against the Corporation or any subsidiary other than CATI by a third party, an order for relief is entered or the proceedings are not dismissed within 30 days of their initiation;

                      (j)           The appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, or other similar official of the Corporation or any subsidiary other than CATI or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Corporation or any subsidiary other than CATI in furtherance of any such action or the taking of any action by any person to commence a foreclosure sale or any other similar action under any applicable law;

                      (k)          A final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Corporation or any of its subsidiaries other than CATI and are not stayed or satisfied within 30 days of entry;

                      (l)           The Corporation does not for any reason timely comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including without limitation timely filing when first due all periodic reports;

                      (m)         Any regulatory, administrative or enforcement proceeding is initiated against Corporation or any subsidiary (except to the extent an adverse determination would not have a material adverse effect on the Company’s business, properties, assets, financial condition or results of operations or prevent the performance by the Company of any material obligation under the Transaction Documents); or

                      (n)          Any material provision of this Certificate of Designations shall at any time for any reason, other than pursuant to the express terms thereof, cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof will be contested by any party thereto, or a proceeding will be commenced by the Corporation or any subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Corporation or any subsidiary denies that it has any liability or obligation purported to be created under this Certificate of Designations.

          2.         It is intended that all adjustments made following a Trigger Event will serve to reasonably compensate Holder for the consequences and increased risk following a Trigger Event, and not as a penalty or punishment for any breach by the Corporation. The Corporation acknowledges that the actual damages likely to result from a Trigger Event are difficult to estimate and would be difficult for Holder to prove.

II.           General.

A.             Notices. Any and all notices to the Corporation will be addressed to the Corporation’s Chief Executive Officer at the Corporation’s principal place of business on file with the Secretary of State of the State of Nevada. Any and all notices or other communications or deliveries to be provided by the Corporation to any Holder hereunder will be in writing and delivered personally, by electronic mail or facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the electronic mail, facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such electronic mail, facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder will be deemed given and effective on the earliest of (1) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:30 p.m. Eastern time, (2) the date after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, (3) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (4) upon actual receipt by the party to whom such notice is required to be given, regardless of how sent.

B.              Lost or Mutilated Preferred Stock Certificate. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series C Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement will be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation will, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

C.              Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and will not be deemed to limit or affect any of the provisions hereof.

RESOLVED, FURTHER, that the chairman, chief executive officer, chief financial officer, president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Designation of Preferences, Rights and Limitations of Series C Preferred Stock in accordance with the foregoing resolution and the provisions of Nevada law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 25th day of August 2016.

Signed:	/s/ Anthony C. Schnur
Name:	Anthony C. Schnur
Title:	Chief Executive Officer

Signed:	/s/ Anthony C. Schnur
Name:	Anthony C. Schnur
Title:	Acting Chief Financial Officer

CAMBER ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – JANUARY , 2018 AT    :      .M. CST

CONTROL ID:

REQUEST ID:

The undersigned stockholder of CAMBER ENERGY, INC., a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated on or around November    , 2017, and hereby appoints Richard N. Azar II and Bob Schleizer (the “Proxies”) proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2018 annual Meeting of Stockholders of the Company, to be held on January   , 2018 at    :     .M. central standard time at                     , and at any adjournment or adjournments thereof, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting. You hereby revoke all proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.

INTERNET:	https://www.iproxydirect.com/CEI

PHONE:	1-866-752-VOTE (8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF CAMBER ENERGY, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1		→	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of Directors:		☐	☐
	Richard N. Azar II				☐
	Robert Schleizer				☐	CONTROL ID:
	Donnie B. Seay				☐	REQUEST ID:
Proposal 2		→	FOR	AGAINST	ABSTAIN
	Amend the Company’s Articles of Incorporation to increase the number of our authorized shares of common stock from 200,000,000 to 500,000,000		☐	☐	☐
Proposal 3		→	FOR	AGAINST	ABSTAIN
	Authorize the Board to effect a reverse stock split of our outstanding common stock in a ratio of between one-for-ten and one-for-fifty, in their sole discretion, without further stockholder approval, by amending the Company’s Articles of Incorporation, at any time prior to the earlier of (a) the one year anniversary of this annual meeting; and (b) the date of our 2019 annual meeting of stockholders, provided that all fractional shares as a result of the split shall be automatically rounded up to the next whole share		☐	☐	☐

Proposal 4		→	FOR	AGAINST	ABSTAIN
	Approval of the issuance of such number of shares of common stock exceeding 19.99% of our outstanding common stock, issuable upon conversion of the 1,684 shares of Series C Preferred Stock, including shares issuable for dividends and conversion premiums thereon, sold and agreed to be sold pursuant to that certain Stock Purchase Agreement dated October 5, 2017, and to approve the terms of such October 2017 Purchase Agreement		☐	☐	☐
Proposal 5		→	FOR	AGAINST	ABSTAIN
	Approval of the issuance of 120,000 shares of common stock to our former CEO as part of a Severance Agreement and Release		☐	☐	☐
Proposal 6		→	FOR	AGAINST	ABSTAIN
	Ratification of the appointment of GBH CPAs, PC as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018.		☐	☐	☐
Proposal 7		→	FOR	AGAINST	ABSTAIN
	Authorize our Board, in its discretion, to adjourn the annual meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting		☐	☐	☐
Proposal 8
Transaction any other business as may properly come before the meeting
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “For All” In Proposal 1 and “For” Each of Proposals 2 through 7, and for all such other business as may properly come before the meeting in the sole determination of the Proxies.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2017

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)